Exhibit 4.1



                                 AMENDMENT NO. 1
                                       TO

                    USI INSURANCE SERVICES CORP. 401(k) PLAN
                               (SECOND RESTATMENT)


USI INSURANCE SERVICES CORP., a Delaware corporation, hereby adopts this amendment to the second restatement of the USI INSURANCE SERVICES CORP. 401(k) PLAN ("Plan"). This amendment is adopted pursuant to Section 10.1 of the Plan.

     1. The first sentence of the second paragraph of Section 3.10 of the Plan is hereby restated in its entirety to read as follows:

         "In the absence of any direction to invest by the Participant, the Participant's allocations shall be invested by the Trustee in an investment category providing for passbook savings accounts or certificates of deposit insured by the Federal Deposit Insurance Corporation or similar agency or in a money market-type fund or similar investment vehicle."

     2. This amendment shall be effective as of January 1, 1997 and reflects the manner in which this Plan has operated since that date.\

                                 AMENDMENT NO. 2
                                     TO THE
                    USI INSURANCE SERVICES CORP. 401(k) PLAN
                              (Second Restatement)

     THIS SECOND AMENDMENT TO THE PLAN, hereby made and entered into this ____ day of April, 1997:

     WHEREAS, USI Insurance Services Corp. (herein referred to as the "Company") has heretofore established a 401(k) Profit Sharing Plan known as the USI Insurance Services Corp. 401(k) Plan (herein referred to as the "Plan") effective January 1, 1995; and

     WHEREAS, the Company wishes to modify the Plan's eligibility provisions to allow for faster plan entry, and to make certain miscellaneous revisions; and

     WHEREAS, Section 10.1 of Article X of the Plan authorizes the Company to amend the Plan;

     NOW THEREFORE, effective as of the later of April 18, 1997 or the date which is next following the date of adoption of this Second Amendment to the Plan, the Plan is amended as follows:

     1. Article II shall be amended by deleting from Section 2.13 thereof subsection (f) in its entirety, and inserting in lieu thereof the following new subsection (f):

     "(f) The term "Employee" shall not include any independent contractor or any individual formerly treated as an independent contractor whose status is retroactively reclassified as an Employee, nor shall it include individuals who are "per diem" employees. For purposes of this subsection (f), "per diem" employee shall mean an employee for whom employment with the Company is by its terms not regularly scheduled, but who is available to work periodically on an as needed basis."

     2. Article IV shall be amended by inserting into the penultimate sentence of Section 4.1 thereof the following additional new item (v) and (w):

     "(v) any employee of Affiliated Insurance Consultants, Inc. on January 1, 1997 shall become a Participant on February 1, 1997 if he remains employed by the Company on February 1, 1997, and (w) any employee of Emerson Reid Corp. on April 1, 1997 shall become a Participant on April 1, 1997 if he remains employed by the Company on April 1, 1997. Notwithstanding the foregoing or the provisions of Section 3.3 hereof, Participants described in item (w) of this Section 4.1 shall be entitled to make their initial salary reduction election no sooner than the earliest date which is administratively feasible following the date of acquisition by the Company of Emerson Reid Corp."

     3. Article IV shall be further amended by deleting from Section 4.1 thereof the last full sentence, and inserting in lieu thereof the following new last full sentence:

     "Subject to the provisions of Section 4.3 hereof, each other Employee shall become a Participant on the earliest to occur of the January 1st, April 1st, July 1st or October 1st next following the date on which he completes six (6) months of service as an Employee."

     4. Article IV shall be further amended by deleting therefrom Section 4.3 in its entirety, and inserting in lieu thereof the following new Section 4.3:

     "4.3 Notwithstanding the provisions of Sections 4.1 and 4.2 hereof, an individual who was not a Participant in the Plan on the Effective Date shall not be eligible to participate for any Fiscal Year prior to the Fiscal Year in which he attains his twenty-first (21st) birthday and completes six (6) months of service as an Employee. For purposes of this Section 3.1, an Employee shall be deemed to have completed six (6) months of service if he is an Employee of Employer on the one hundred and eightieth (180th) day next following his date of hire as an Employee."

     5. Article IV shall be further amended by deleting from Section 4.4 thereof the second and third full sentences in their entirety, and inserting in lieu thereof the following new second and third full sentences:

     "In the case of a Participant who, under the Plan, does not have any non-forfeitable right to an accrued benefit derived from Company contributions, service with the Employer before any one-year Break in Service shall not be required to be taken into account for purposes of determining eligibility to participate if the number of consecutive one-year Breaks in Service equals or exceed the greater of five (5) Years of Service or the aggregate number of such Years of Service prior to such break, whether or not such period of break is an initial Break in Service or any subsequent Break in Service. If the number of consecutive one-year Breaks in Service is less than the greater of five (5) Years of Service or the aggregate number of Years of Service prior to such break, then such Employee shall be entitled to resume active participation in the Plan as of his re-employment date."

                                 AMENDMENT NO. 3
                                       TO
                    USI INSURANCE SERVICES CORP. 401(k) PLAN
                               (SECOND RESTATMENT)

Effective with respect to each provision as herein specified, USI INSURANCE SERVICES CORP., a Delaware corporation, hereby adopts this third amendment to the second restatement of the USI INSURANCE SERVICES CORP. 401(k) PLAN (hereinafter referred to as the "Plan"). This amendment is adopted pursuant to
Section 10.1 of the Plan.

1. Effective October 1, 2001, Section 3.3 of Article III is hereby deleted in its entirety, and the following new Section 3.3 inserted in lieu thereof:

     "3.3 Each Employee Participant shall have right to make and file with the Trustees, on a form prescribed by the Trustees, a written election to accept a reduction in salary from the Company. In consideration of such election the Company shall make a contribution to such Participant's Salary Deferral Account within a reasonable time which cannot exceed ninety (90) days, on behalf of the Participant for such Fiscal Year equal to the total amount by which the Participant's Compensation was reduced during such Fiscal Year pursuant to the election. Any change in the amount elected by the Participant can be made as of the first day of any calendar quarter. Deferrals may be suspended at any time. If a Participant elects to suspend deferrals, he may subsequently elect to resume making deferrals as of the first day of any calendar quarter following suspension. All contributions shall be made by payroll deduction. Notwithstanding the above, the Company may require that some or all Participants amend or revoke all salary reductions elected pursuant to this Section 3.3 if the purpose of such requirement is to insure that the discrimination tests of Section 401(k) of the Code, with respect to the percentages of deferred benefits, are met for the Fiscal Year."

2. Effective October 1, 2001, Section 3.4 of Article III is hereby deleted in its entirety, and the following new Section 3.3 inserted inn lieu thereof:

     "3.4 (a) Subject to the provisions of subsection (d) hereof, the Company shall make a Matching Contribution to Participant's Matching Contribution Account equal to seventy-five percent (75%) of the amount contributed to the Participant's Salary Deferral Account pursuant to the Participant's salary reduction election. The Company shall not contribute any Matching Contributions with respect to any contributions made to the Participant's Salary Deferral Account that exceed three percent (3%) of that portion of the Participant's Compensation paid as of the date of reference. Matching Contributions shall be funded to the extent feasible out of forfeitures available for allocation as stated under Section 6.5(d).

          (b) Within thirty (30) days after the end of the Plan Year, a portion of the Company's Non-Elective Contribution shall be deemed a Qualified Non-Elective Contribution for purposes of the percentage tests described in Section 3.3, if applicable, and for vesting and withdrawal purposes pursuant to Section 6.5. Such portion shall be equal to an amount necessary to satisfy one of the tests set forth in Section 3.3 and shall be reallocated to the Accounts of all Non-Highly Compensated Employee Participants, if necessary with respect to any Plan Year, in the same proportion that each such Non-Highly Compensated Employee Participant's Elective Deferrals for the year bears to the total Elective Deferrals for the Plan Year of reference. Such reallocation shall be made on behalf of Non-Highly Compensated Employee Participants only.

          (c) If necessary, within thirty days (30) after the end of the Plan Year, the Company may in its sole discretion make a contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 3.3. Such contribution shall be deemed a Qualified Non-Elective Contribution and allocated to the Company Contribution Account of all Non-Highly Compensated Employee Participants with respect to any Plan Year, in the same proportion that each such Non-Highly Compensated Employee Participant's Elective Deferral for the Plan Year of reference bears to the total Elective Deferrals for the Plan Year.

          (d) The Company may in its sole discretion and at any time upon advanced written notice to affected Plan Participants, with or without the consent of any subsidiary entity, determine to suspend Matching Contributions with respect to all or any individual subsidiary entity, for such period of time as the Company shall determine; provided however that following such suspension the Plan remains a tax qualified retirement Plan within the meaning of Code Section 401(a). As of the close of any Plan Year during which such suspension occurs, and each Plan Year following such suspension, the Company shall take such actions as are necessary, within the meaning of Code Sections 401 and 410, and the U.S. Treasury Department regulations thereunder, to remedy any potential Plan tax qualification defect which may otherwise occur as the result of such suspension.

          (e) For purposes of this Article III and Sections 6.5 and 6.6 of this Plan, the following definitions shall be used:

               (1) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Elective Deferrals (including Excess Elective Deferrals of Highly Compensated Employees) and Qualified Employer Deferral Contributions on behalf of the Eligible Employee Participants for the Plan Year to the Eligible Employee Participant's Compensation for the Plan Year. Elective Deferrals shall exclude (a) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from this Plan and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage is satisfied both with and without exclusion of these Elective Deferrals).

               (2) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

               (3) "Qualified Employer Deferral Contributions" shall mean Qualified Non-Elective Contributions taken into account under the terms of the Plan without regard to this section in determining the Actual Deferral Percentage.

               (4) "Eligible Employee Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his Account for the Plan Year."

                            CERTIFICATE OF RESOLUTION
                                 AMENDMENT NO. 4
                 TO THE USI INSURANCE SERVICES CORP. 401(k) PLAN
                              (Second Restatement)

     The undersigned Secretary of USI Insurance Services Corp. (the "Corporation") hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board") on March 19, 2002, and that such resolutions have not been modified or rescinded as of the date hereof:

     RESOLVED, that effective as of the date hereof, the Benefits Committee previously designated by the Board shall have and may exercise all the powers and authority of the Board with respect to matters concerning the ongoing management and operation of the USI Insurance Services Corp. 401(k) Plan (the "Plan") in compliance with relevant federal laws and regulations and may authorize the seal of the Corporation to be affixed to all papers which may require it; and be it further

     RESOLVED, that the Plan be shall amended to provide that the actual deferral and actual contribution percentage tests for the 2001 testing year and subsequent testing years be performed using the prior year testing method unless and until otherwise determined by resolution of the Benefits Committee; and be it further

     RESOLVED, that with respect to the investment funds offered under the Plan, effective April 1, 2002 the Munder Index 500 Fund shall be replaced with the Evergreen Equity Index Fund; and be it further

     RESOLVED, that effective April 1, 2002, the Plan shall be further amended to provide that a participant may elect to defer on a pre-tax basis during each Plan year any percentage of compensation, as defined by the plan, up to the maximum amount allowable not to exceed the limits of Sections 401(k), 402(g), 404 and 415 of the Internal Revenue Code; and be it further

     RESOLVED, that the Plan be further amended, effective April 1, 2002, to provide that eligible employees may enter and become participants in the Plan as of the day of the month coinciding with or next following completion of 6 months of service; and be it further

     RESOLVED, that effective April 1, 2002, the Plan be further amended to allow participants the opportunity to modify the percentage of their pre-tax salary deferral contributions to the Plan as of the first day of each calendar month during the Plan year; and be it further

     RESOLVED, that the Plan be further amended to permit eligible participants to make catch-up contributions pursuant to Code Section 414(v) as amended by
Section 631(a) of the Economic Growth and Tax Relief Reconciliation Act of 2001, provided, however, such catch-up contributions shall not be eligible to receive employer matching contributions; and be it further

     RESOLVED, that, on and after the date hereof, pursuant to Code Section 411(a)(11)(D) as amended by Section 648(a)(1) of the Economic Growth and Tax Relief Reconciliation Act of 2001, amounts rolled into the Plan via participant rollovers or direct transfers shall be disregarded in determining whether at termination of employment, a participant's account under the Plan may be distributed without his or her consent; and be it further

     RESOLVED, that pursuant to Section 636(a) of the Economic Growth and Tax Relief Reconciliation Act of 2001, the pre-tax salary deferrals of a participant who receives a hardship distribution from the Plan on or after January 1, 2002, shall be suspended for six months following receipt of such hardship distribution; and be it further

     RESOLVED, that on and after the date hereof and pursuant to Code Sections 408, 403(b), and 457 as amended by Sections 641 and 642 of the Economic Growth and Tax Relief Reconciliation Act of 2001, the Plan shall accept as rollovers into the Plan distributions received from Code Section 403(b) tax-sheltered annuity plans, Code Section 457 governmental deferred compensation plans and otherwise taxable amounts from IRAs; and be it further

     RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized to perform any lawful acts necessary or appropriate to implement the foregoing resolutions, and any such acts previously done are hereby ratified, confirmed and approved.




                                 By: /s/ Ernest J. Newborn, II
                                     ---------------------------
                                 Its Secretary


                                 March 19, 2002
                                 -------------------------------
                                 Date

                          USI INSURANCE SERVICES CORP.
                                   401(k) Plan








                         EFFECTIVE DATE: January 1, 1995

                          USI INSURANCE SERVICES CORP.

                                   401(k) PLAN

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I       PURPOSE.......................................................1
ARTICLE II      DEFINITIONS...................................................1
ARTICLE III     CONTRIBUTION TO THE TRUST FUND...............................15
ARTICLE IV      ELIGIBILITY..................................................25
ARTICLE V       ANNUAL ADDITIONS LIMITATIONS.................................28
ARTICLE VI      DISTRIBUTION.................................................34
ARTICLE VII     TOP-HEAVY PLANS..............................................52
ARTICLE VIII    THE TRUST FUND...............................................58
ARTICLE IX      GENERAL PROVISIONS...........................................59
ARTICLE X       AMENDMENT, TERMINATION, MERGER AND CONSOLIDATION.............60
ARTICLE XI      LOANS TO PARTICIPANTS........................................62
ARTICLE XII     ACCEPTANCE OF ROLLOVER AMOUNT................................64
ARTICLE XIII    BENEFIT CLAIMS PROCEDURE.....................................67
ARTICLE XIV     ADOPTION.....................................................68

                          USI INSURANCE SERVICES CORP.

                             401(k) PLAN (Restated)

                                   ARTICLE I

                                     PURPOSE


     1.1 USI INSURANCE SERVICES CORP. of Exton, Pennsylvania desiring among certain of its employees to promote interest and efficiency, to encourage saving, to give flexibility to salaries, between them and itself, and to assure them that they shall share in the product of their efforts, herewith restates its 401(k) Plan (the "Plan" as hereinafter defined) for the purpose of achieving those objectives.

     1.2 It is intended that this Plan be a qualified plan within the meaning of
Section 401(a) of the Code (as hereinafter defined) and that the Trust (as hereinafter defined) associated with the Plan be exempt from federal income taxation pursuant to the provisions of Section 501(a) of the Code

     1.3 If the Plan is, becomes or is deemed to have become a "Top-Heavy Plan", as defined in this document, certain provisions of the Plan are modified in operation. Those provisions are indicated with an asterisk (*). Reference is made to Article VII of the Plan for special provisions that become applicable under this Plan if, and only if, the Plan is, becomes or is deemed to have become a Top-Heavy Plan.

                                   ARTICLE II

                                   DEFINITIONS


     The following terms as used in the 401(k) Plan and the Trust Agreement shall have the meanings set forth below:

     2.1 "Account" shall mean the interest of the Participant computed in accordance with the provisions of this Plan and, when appropriate, shall consist of up to five (5) separate accounts credited to the Participant, as follows:

     (a) "Company Contribution Account" shall mean the account maintained for a Participant to record his share of the contributions and forfeitures attributable to Company contributions and adjustments relating thereto.

     (b) "Salary Deferral Account" shall mean the account maintained for a Participant to record his share of Company contributions which he could have elected as current

Compensation but which he elected to defer instead, plus adjustments relating thereto. A Participant's Salary Deferral Account is always fully vested.

     (c) "Voluntary Contribution Account" shall mean the account maintained for a Participant to record his non-deductible contributions and adjustments relating thereto as provided in Section 3.9.

     (d) "Matching Contribution Account" shall mean the account maintained for a Participant to record the Matching Contributions made to such account and the investment adjustment attributable to the account.

     (e) "Rollover/Transferee Account" shall mean the account maintained for those funds the Trustees have accepted as a Rollover Amount or that have been transferred to this Plan pursuant to a trustee-to-trustee transfer and the investment adjustment attributable to such amount.

     2.2 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     2.3 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the
Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

     Affiliated Employer shall also mean any business, for which this Plan is established, and one or more trades or businesses controlled by one or more Owner-Employees. This Plan and a plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) for the Employees of this and all other trades or businesses. An Owner-Employee or two or more Owner-Employees shall be considered to control a business if the Owner-Employee, or two or more Owner-Employees together: (1) own the entire interest in an unincorporated trade or business, or (2) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or profits interest in the partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

     For purposes of the limitations of the preceding sentence, the following shall apply:

     (a) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, as defined in this Section 2.3 of the Plan, the Employees of the other trades or businesses must be included in the Plan and provided with contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

     (b) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or business which are controlled must be as favorable as those provided for the Owner-Employee under the most favorable plan of the trade or business which is not controlled.

     2.4 "Anniversary Date" shall mean the last day of December of each year.

     2.5 "Break In Service" shall mean the failure, in any Plan Year, to be employed for more than five hundred (500) Hours of Service.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.7 "Company" or "Employer" shall mean USI Insurance Services Corp. and any successor thereto, or Affiliated Employer (which with the consent of the Board of Directors of USI Insurance Services Corp.) adopts this Plan and Trust.

     *2.8 "Compensation" shall mean the amount of remuneration paid by the Company to an Employee during a taxable year ending with or within a Plan Year for services rendered to the Company within the meaning of Section 415(c)(3) of the Code less any amount paid by the Company with respect to social club dues. Compensation includes amounts the Employee elects to defer under Sections 125, 402(g), 402(h) and 403(b) of the Code but shall not include non-elective amounts contributed by the Company for a Participant under this Plan or any other benefit plan, Company contributions to Social Security or non-taxable fringe benefits provided by the Company. For any self-employed individual covered under the Plan, Compensation shall mean net earnings from self-employment in the trade or business with respect to which the Plan is established for which the personal services of the individual are a material income-producing factor and are reduced by contributions by the Company to the extent deductible under Section 404 of the Code. Compensation earned before participation begins or resumes shall be disregarded. This Plan shall not take into consideration, for determining all benefits provided under the Plan, a Participant's Compensation to the extent it exceeds $150,000 as indexed under Section 415(d) of the Code. For any short Plan Year, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e. shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of an application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be pro-rated among the affected individuals in proportion to each such individual's Compensation determined under this Section prior to the application of this limitation. Net earnings of a self-employed individual will be determined without regard to items not included in gross income and the deductions allocable to such items and shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code.

     For purposes of Sections 3.3 and 3.6 of the Plan, "Compensation" with respect to any Participant means his Elective Deferrals plus Compensation which is currently includible in gross income as provided for under Section 414(s) of the Code. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions as defined in Section 5.1. Also, for purposes of determining the Actual Deferral Percentage and Average Contribution Percentage under this Plan, Compensation shall include, in the case of an Employee who begins, resumes or ceases to be eligible to make Elective Deferrals during a Plan Year, only the remuneration received by such Employee during the portion of the Plan Year during which such Employee is eligible to make Elective Deferrals under this Plan.

     2.9 "Effective Date" shall mean January 1, 1995. The Plan was first restated, effective as of January 1, 1995, on September 22, 1995. The Plan was initially executed on April 21, 1995, and effective as of January 1, 1995. This restatement shall be effective as of January 1, 1995. However, the provisions of this Plan or any other tax-qualified retirement plan under Section 401(a) of the Code which has merged into this Plan that are required for compliance with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, the Uruguay Round Agreements Act of 1994 (GATT Treaty) and any other pertinent legislation, pronouncements of the Internal Revenue Service, U.S. Department of Labor or the Pension Benefit Guaranty Corporation shall take effect no earlier than the dates required therein and with respect to any plan merged into this Plan such provisions shall be deemed to be amendments to any such plan as it existed on the date of merger into this Plan.

     2.10 "Elective Deferrals" shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash Compensation and shall include contributions made pursuant to a salary reduction agreement.

     2.11 "Eligibility Computation Period" shall mean:

          (a) with respect to each Employee, the twelve-month period commencing on his most recent Employment Commencement Date (his "initial" Eligibility Computation Period), and

          (b) commencing with the Plan Year in which the Employee's initial Eligibility Computation Period ends, each and every full Plan Year during which an Employee is in the service of the Employer.

     For purposes of this Section, "Employment Commencement Date" shall mean the day an Employee first performs an Hour of Service in the employ of the Company.

     2.12 "Employee Contributions" shall mean contributions to the Plan made by a Participant during the Plan Year.

     2.13 "Employee" shall mean any employee of the Company and shall not include a Leased Employee within the meaning of Sections 414(n)(2) and 414(o)(2) of the Code. The term "Leased Employee" means any person (other than an employee of the Company) who, pursuant to an agreement between the Company and any other person (leasing organization), has performed services for the Company (or for the Company and related persons determined in accordance with Sections 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Company. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company. Notwithstanding the foregoing, a Leased Employee shall not be considered an employee of the Company if:

     (a) Such Employee is covered by a money purchase pension plan providing:

          (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as that term is defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(g), Section 402(h) or Section 403(b) of the Code;

          (2) immediate participation; and

          (3) immediate vesting.

     (b) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     (c) "Owner-Employee" shall mean a sole proprietor who owns the entire interest in the Company or a partner who owns more than 10% of either the capital interest or the profits interest in the Company and who receives income for the personal services from the Company.

     (d) "Self-Employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

     (e) "Shareholder-Employee" shall mean any employee of the Company which is an electing small business corporation (as defined as Subchapter S of Chapter 1 of the Code who owns or (is considered as owning within the meaning of the Code) on any day during the taxable year of the Company, more than 5% of the outstanding stock of the corporation.

     (f) The term "Employee" shall not include any independent contractor or any individual formerly treated as an independent contract or whose status is retroactively reclassified as an Employee.

     *2.14 "Employee Participant" means an individual who for any Plan Year is a Participant in the Plan and who is either (a) still in the employ of the Company on the last day of the Plan Year and has rendered at least one thousand (1,000) Hours of Service in the employ of the Company during such Plan Year, or (b) dies, retires or becomes permanently disabled during such Plan Year. Notwithstanding the foregoing provisions of this paragraph to the contrary, in the event that the Plan fails to satisfy the requirements of Section 401(a)(26) and/or Section 410(b)(1)(A) of the Code, disregarding for this purpose those Participants entitled to a minimum contribution pursuant to Article VII, then some or all of such Participants shall be deemed to satisfy the requirements of this paragraph to the extent necessary to satisfy Section 401(a)(26) and/or
Section 410(b)(1)(A) of the Code. If after taking into account the preceding sentence the Plan continues to fail to satisfy the requirements of Section 401(a)(26) and/or Section 410(b)(1)(A) of the Code, then to the extent necessary to satisfy such requirements, some or all of those Participants who completed more than five hundred (500) Hours of Service during the Plan Year of reference or who are employed by Employer on the last day of such Plan Year shall be deemed to satisfy the provisions of this paragraph. The selection of those Participants who are deemed to satisfy the requirements of this paragraph shall be based upon Compensation beginning with the Participant having the lowest Compensation during the Plan Year of reference. The selection of said Participants shall be completed by no later than the fifteen (15th) day of the tenth (10th) month following the close of the Plan Year of reference.

     2.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.16 "Family Member" shall mean an individual described in Section 414(q)(6)(B) of the Code.

     2.17 "Fiscal Year" shall mean the period from January 1 to the last day of December of each year which shall be the "Plan Year". The Plan Year shall also be known as the "Limitation Year".

     2.18 "Highly Compensated Employee" or "HCE" means any Employee who:

          (a) is a Five-Percent Owner at any time during the Look-Back Year or the Determination Year;

          (b) receives Compensation from the Employer or an affiliate thereof during the Look-Back Year in excess of $75,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments);

          (c) receives Compensation from the Employer or an affiliate thereof during the Determination Year in excess of $75,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments); provided, however, that such Employee is one of the one hundred (100) Employees (excluding former Employees) who receives the most Annual Compensation from the Employer or an affiliate thereof during the Determination Year;

          (d) receives Compensation from the Employer or an affiliate thereof during the Look-Back Year in excess of $50,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments) and such Employee is in the Top-Paid Group of Employees for such year;

          (e) is an officer of the Employer or an affiliate thereof at any time during the Look-Back Year and who receives Compensation from the Employer during such year in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year;

          (f) is an officer of the Employer or an affiliate thereof on any date during the Determination Year and who receives Compensation from the Employer or an Affiliated Employer during such year in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year and is one of the one hundred (100) Employees (excluding former Employees) who receives the most Annual Compensation from the Employer or an Affiliated Employer during the Determination Year; or

          (g) is the officer of the Employer or an Affiliated Employer who receives the greatest Annual Compensation during the Look-Back Year or the Determination Year; provided, however, that this Paragraph (g) shall apply only if no other officer is described in Paragraph (e) during the Look-Back Year or Paragraph (f) during the Determination Year solely because no officer receives Compensation from the Employer in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year.

     Notwithstanding the provisions of Paragraphs (e) and (f), the maximum number of officers included during the Look-Back Year or the Determination Year shall be limited in accordance with the rules set forth in Section 414(q)(5) of the Code, which is hereby incorporated by reference.

     Following the determination of the Employees who are Highly Compensated Employees, the ten most highly compensated Employees, members of the Top-Paid Group and the 100 most Highly Compensated Employees, each Family Member of each Highly Compensated Employee who is a Five-Percent Owner or one of the ten most highly compensated employees ranked on the basis of Annual Compensation received during the Look-Back Year or Determination Year shall not be considered a separate Employee and any Annual Compensation paid to such Family Member and any applicable contribution or benefit of such Family Member shall be treated as if it were on behalf of such Five-Percent Owner or Highly Compensated Employee.

     For purposes of determining the number of Employees in the Top-Paid Group, and the maximum number of officers taken into account for purposes of Paragraphs
(e) and (f) above, there shall be excluded the employees described in Section 414(q)(8) of the Code, which is hereby incorporated by reference.

     For purposes of this section:

          "Annual Compensation" shall mean a Participant's annual compensation (as determined under Article V, increased, however, by income from services outside the United States excluded from gross income under Section 911 of the Code and any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of such Employee under Section 125, 402(a)(8), 402(h), 403(b), 414(h)(2) or 457(b)
     of the Code).

          "Determination Year" shall mean the Plan Year for which a determination is made.

          "Family Member" shall mean any Employee's, or former Employee's, spouse, lineal ascendants, lineal descendants and the spouses of such lineal ascendants and lineal descendants.

          "Five-percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code, as modified by
     Section 416(i) of the Code) more than five percent (5%) of the outstanding voting stock of the Employer (or entity constituting an Affiliate Employer) or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity. If an entity is not a corporation, a person shall be considered a "Five-percent Owner" if he/she owns more than five-percent (5%) of either the capital or the profits interest in the entity.

          "Look-Back Year" shall mean the twelve (12) month period immediately preceding the Determination Year.

          "Separation Year" shall mean the Determination Year during which the Employee separates from service with the Employer or performs no services for the Employer. An Employee shall be deemed to have a Separation Year if, during a Determination Year prior to attainment of Age 55, the Employee's Annual Compensation is less than 50% of the Employee's average Annual Compensation for the three consecutive calendar years preceding such Determination Year during which the Employee receives the greatest amount of Annual Compensation from the Employer (or the total period of the Employee's service with the Employer, if less).

          "Top-Paid Group" shall mean the group consisting of the top twenty percent (20%) of Employees (excluding former Employees) of the Employer and all Affiliated Employer, when ranked on the basis of Annual Compensation received from the Employer and all Affiliated Employer.

     For purposes of determining who is an HCE, Compensation means compensation within the meaning of Section 415(c)(3) of the Code as set forth in the Plan for purposes of determining the Section 415 limits, except that amounts excluded pursuant to Sections 125, 402(e)(3), 402(h)(1)(B) of the Code and 403(b) are included. If compensation used for purposes of determining the Section 415 limits under the Plan is not defined as total compensation as provided under
Section 415(c)(3) of the Code and the regulations thereunder, then for purposes of determining who is a HCE, Compensation means compensation within the meaning of Section 1.415-2(d)(11)(i) of the Income Tax Regulations, except that amounts excluded pursuant to Section 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code are included.

     If an Employee is a family member of either a Five-Percent Owner (whether active or former) or an HCE who is one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the Five-Percent Owner or the top ten shall be aggregated. In such case, the family member and Five-Percent Owner or the top ten highly compensated Employees shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of the Compensation and benefits of the family member and Five-Percent Owner or top ten highly compensated Employees. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee, and the spouses of such lineal ascendants and descendants.

     The determination of who is an HCE, including the determinations of the number and identity of Employees in the top paid group, the number of Employees treated as officers and the Compensation that is taken into account, shall be made in accordance with
Section 414(q) of the Code and Section 1.414(q)-1T of the temporary Income Tax Regulations to the extent they are not inconsistent with the method established above.

     2.19 "Highly Compensated Former Employee" means a former employee who terminated employment prior to the Determination Year and was a Highly Compensated Employee in the year of termination of Employment or in any Determination Year after attaining age 55. Notwithstanding the foregoing, an Employee who terminated employment prior to 1987 shall be treated as a Highly Compensated Former Employee only if, during the termination year (or year preceding the termination year) or any year after the Employee attains age 55 (with the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "Five-Percent Owner". For purposes of this section, "Determination Year," "415 Compensation" and "Five Percent Owner" shall be determined in accordance with Sections 2.17, 5.1(c) and 2.17, respectively. Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

     2.20 (a) "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company (and any other company aggregated under Section 414(o) of the Code) for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and each hour (up to a maximum of 501 hours) for which an Employee is directly or indirectly paid or entitled to payment by the Company for reasons (such as vacation, sickness or disability) other than for the performance of duties, irrespective of whether an employment relationship has terminated. Determination of Hours of Service to be credited for non-performance of duties and the method of crediting such hours to computation periods must conform to the requirements of Department of Labor Regulations, Sections 2530.200b-2(b) and (c). An Employee shall be credited for each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Company. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertain rather than the computation period in which the award, agreement or payment was made. If an Employee's payroll records are normally kept on other than an hourly basis, as described below the following equivalencies may be utilized in determining the number of Hours of Service to which the Employee is entitled to be credited:


                                            Credit granted if Participant earns
    Basis upon which the Participant's      at least one (1) Hour of Service
    payroll records are maintained          during period
    ----------------------------------      -----------------------------------

    Shift                                   Actual hours for full shift
    Day                                     10 Hours of Service
    Week                                    45 Hours of Service
    Semi-Monthly Period                     95 Hours of Service
    Monthly Period                          190 Hours of Service

Hours of Service shall be credited for employment with other entities aggregated under common control or Affiliated Employer as defined by Sections 414(b), (c),
(m) or (o) of the Code, and by an individual considered a Leased Employee under
Section 414(n) of the Code.

     (b) If an Employee is absent from work for any period of time by reason of:
(i) pregnancy of the Employee; (ii) the birth of a child of the Employee; (iii) placement of a child with the Employee in connection with the adoption of such child by the Employee, and (iv) caring for such child by the Employee following such birth or placement, credit for Hours of Service shall be given for absence from service by reason of such pregnancy or placement up to a maximum of 501 Hours of Service. The number of Hours of Service to be credited shall be either the number of hours that would normally be credited during such period of time or, if the normal Hours of Service cannot be determined, then eight hours of service for each normal workday during the leave of absence shall be credited. The Hours of Service required to be credited shall be credited (i) in the Plan Year in which the leave of absence for pregnancy or placement begins, if the crediting is necessary to prevent a Break in Service for that Plan Year; or (ii) the following year, for purposes of participation and vesting. No credit for these Hours of Service shall be given unless the Employee furnishes a statement from a qualified physician certifying in a timely fashion that such absence results from pregnancy or placement as set forth in this Section 2.19(b).

     2.21 "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an Account is maintained under the Plan.

     2.22 "Insurer" shall mean a legal reserve life insurance company authorized to do business in the Commonwealth of Pennsylvania.

     2.23 "Matching Contribution" or "Matching Employer Contribution" shall mean any contribution to the Plan made by the Employer for a Plan Year and allocated to the Participant's Matching Contribution Account by reason of the Participant's Employee contributions or Elective Deferrals.

     2.24 "Participant" shall mean any Employee who has met the eligibility and participation requirements of the Plan.

     2.25 "Plan" or "Retirement Plan" or "401(k) Plan" shall mean the USI Insurance Services Corp. 401(k) Plan into which (a) the WRIMS Corp. Savings Plan has been merged, effective as of April 1, 1995; (b) the Campbell, Galt & Newlands Retirement Savings Plan has been merged, effective as of April 1, 1995;
(c) the Progressive Plan Administrators, Inc. 401(k) Savings Plan has been merged, effective as of April 1, 1995; (d) the Flanigan, O'Hara and Gentry, Inc. 401(k) Plan has been merged, effective as of July 1, 1995; (e) the United California Insurance Agency 401(k) Profit Sharing Plan has been merged, effective as of July 1, 1995;

(f) the Hambrecht & Quist Insurance Brokers, Inc. 401(k) Plan has been merged, effective as of July 1, 1995; (g) the Julius Moll & Son, Inc. Profit Sharing and 401(k) Savings Plan has been merged, effective as of August 1, 1995; (h) the Association Growth Enterprises, Inc. 401(k) Plan has been merged, effective as of August 1, 1995; (i) the Benefit Plan Administrators, Inc. 401(k) Savings Plan has been merged, effective as of January 1, 1996; (j) The Insurance Exchange, Inc. 401(k) Profit-Sharing Plan has been merged, effective as of January 1, 1996; (k) the Daugherty & Company Insurance Brokers, Inc. Profit Sharing 401(k) Plan has been merged, effective as of January 1, 1996; (l) the Black/White & Associates 401(k) Profit Sharing Plan has been merged effective as of May 1, 1996; and (m) the Carpenter & Pelton, Inc. Profit Sharing and 401(k) Plan has been merged, effective as of August 1, 1996.

     2.26 "Plan Administrator" shall mean USI Insurance Services Corp. or the person or committee appointed by USI Insurance Services Corp.

     2.27 "Plan Year" shall mean the period of time otherwise specified in
Section 2.16 of the Plan.

     2.28 "Qualified Non-Elective Contributions" shall mean contributions (other than Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are one hundred percent (100%) vested and nonforfeitable when made; and that are not distributable under the terms of the Plan to Participants or their beneficiaries earlier than the earlier of:

     (a) Termination of Employment death, or disability of the Participant;

     (b) attainment of the age 59 1/2 by the Participant;

     (c) termination of the Plan without establishment of a successor plan; or

     (d) the events specified in Section 10.4 of the Plan.

     2.29 "Related Plan" shall mean any defined contribution plan (as defined in the Code) maintained by the Company or by any other corporation that is, along with the Company, a member of a controlled group of corporations (as defined in the Code).

     2.30 "Retirement", "Retirement Age" or "Normal Retirement" shall mean any Termination of Employment with the Company of a Participant who has reached age
65. "Early Retirement" shall mean Termination of Employment with the Company of a Participant who has reached age 55 and completed seven (7) Years of Service, whichever occurs later. If an individual's Termination of Employment occurs before he reaches age 55 and completes seven (7) Years of Service, Retirement shall mean age 65. If Termination of Employment with the Company by a Participant occurs after completion of seven (7) Years of Service, but before he attains age 55, Retirement shall mean age 55.

     2.31 "Retirement Date" shall mean the first day of the month coincident with or next following Termination of Employment with the Company of a Participant who has reached Normal Retirement or Early Retirement.

     2.32 "Rollover Amount" shall mean any rollover amount or rollover contribution defined in the Code relating to (a) certain lump-sum distributions from an employees' trust or employee annuity described in the Code, (b) certain distributions from an individual retirement account or an individual retirement annuity, or (c) certain distributions from a retirement bond.

     2.33 "Term of Employment" shall mean a period of employment in the service of the Company. A period of layoff of less than one (1) year shall be included in computing the period of employment, and an Employee or officer who shall on a given date have been laid off for a period of less than one year shall be considered as being employed on such date. Any period during which an Employee is on leave of absence for illness or injury with the written consent of the Company shall also be included in computing the period of employment. In granting leaves of absence, all Employees shall be treated alike under similar circumstances. An Employee who has gone directly from the services of the Company into the active service of the armed forces of the United States without taking employment elsewhere before entering the service shall be considered as being employed by the Company during the time he is in the active service of such armed forces, and for a period of ninety (90) days after discharge, unless he takes employment elsewhere, in which event he shall be deemed to have voluntarily terminated his employment on the date he goes into the active service of the armed forces of the United States. The payroll records maintained by the Company shall conclusively determine the compensation and employment status of an Employee.

     2.34 "Termination of Employment" means the date when a Term of Employment ends.

     2.35 "Total Disability" shall mean such disability, as determined by the Social Security Administration, which permanently and finally incapacitates an Employee from gainful employment. All Participants shall be treated in a uniform non-discriminatory manner under similar circumstances.

     2.36 "Trust" or "Trust Agreement" shall mean the Agreement and Declaration of Trust under this Plan dated April 21, 1995, as the same may be amended from time to time.

     2.37 "Trust Fund" or "Fund" shall mean the Trust Fund established by the Company pursuant to this Plan from which the benefits payable under this Plan shall be paid.

     2.38 "Trustee" shall mean the Trustee or Trustees appointed by USI Insurance Services Corp. and acting under the Trust Agreement.

     2.39 "Valuation Date" shall mean the day as of which a valuation of the Trust Fund is made as provided in Section 6.11 of the Plan.

     2.40 "Year of Service" shall mean a Plan Year during the Term of Employment of an Employee in which an Employee has worked at least one thousand (1,000) Hours of Service with the Company.

     Notwithstanding the foregoing, for purposes of the eligibility, vesting and benefit accrual provisions of this Plan, (a) any employee of the Company who was an employee of H.A. Thomson Co., WRIMS Corp., TriWest Insurance Services, Inc. and Campbell, Galt & Newlands on January 1, 1995; (b) any Employee of the Company who was an employee of Progressive Plan Administrators, Inc. on February 1, 1995; (c) any Employee of the Company who was an employee of Flanigan, O'Hara & Gentry, Inc. on March 1, 1995; (d) any Employee of the Company who was an employee of United California Insurance Agency on April 1, 1995; (e) any Employee of the Company who was an employee of El Camino Insurance Agency on April 1, 1995; (f) any Employee of the Company who was an employee of USI California Insurance Services, Inc. (formerly known as Hambrecht & Quist Insurance Brokers, Inc.) on May 1, 1995; (g) any Employee of the Company who was an employee of Julius Moll & Son, Inc., Association Growth Enterprises or Benefit Plan Administrators, Inc. on July 1, 1995; (h) any Employee of the Company who was an employee of Thomas E. Wood, Inc. on July 27, 1995; (i) any Employee of the Company who was an employee of The Insurance Exchange, Inc., Bechard Insurance Agency, Inc. INEX Alternative Programs Administrators, Inc. and INEX Alternative Programs, Inc. on October 25, 1995; (j) any Employee of the Company who was an employee of Insurance Agency of Lehigh Valley, Inc. (d/b/a Flanigan, O'Hara, Gentry & Associates) on March 1, 1995; (k) any Employee of the Company who was an employee of Daugherty & Company Insurance Brokers, Inc. on January 1, 1996; (l) any Employee of the Company who was an employee of Bechwith-Hightower & Renberg Insurance Services, Inc. on January 1, 1996; (m) any Employee of the Company who was an employee of Gillette & Company, Inc. on July 1, 1996; (n) any Employee of the Company who was an employee of Carpenter & Pelton, Inc. on March 1, 1996; (o) any Employee of the Company who was an employee of Hogg Robinson of New Hampshire on April 1, 1996; (p) any Employee of the Company who was an employee of Hogg Robinson of New York on November 1, 1995; (q) any Employee of the Company who was an employee of Henderson & Phillips, Inc. on June 1, 1996; (r) any Employee of the Company who was an employee of Hurley, Atkins & Stewart, Inc. on June 1, 1996; (s) any Employee of the Company who was an employee of Karp Insurance Consultants, Inc. on September 1, 1996; (t) any Employee of the Company who was an employee of Sponsored Marketing Insurance Administrators, Inc. (d/b/a Shared Medical Alternatives on June 1, 1996; and (u) any Employee of the Company who was an employee of McCrea & Gallen, Inc. on December 31, 1996, shall receive credit for service performed with any such entity as though such service had been performed for the Company. In no event shall pre-participation service credited pursuant to this section on account of an amendment to this Plan exceed the five-year period described in Income Tax Regulation Section 1.401(a)(4)-5(a)(3).

                                   ARTICLE III

                         CONTRIBUTION TO THE TRUST FUND


     3.1 (a) The Company, for each of its Fiscal Years, may, in its discretion, make a contribution to the Trust Fund in an amount to be determined by action of the Board of Directors at or before the close of any such Fiscal Year; provided, however, that no such contribution shall exceed the maximum amount deductible under the Code.

     (b) Pursuant to a salary reduction agreement, a dollar amount not to exceed fifteen percent (15%) of the Compensation paid to an Employee Participant while he was a Participant for such Fiscal Year; such amount to be considered an Employer or Company Elective Contribution for accruing a deferred Retirement benefit.

     (c) All other Company contributions shall be made in accordance with the provisions of this Article III.

     In no event shall the total contributions made by the Company, as described in this Section 3.1, exceed the maximum amount deductible under the Code. Notwithstanding the foregoing, Company contributions made pursuant to this section shall be allocated to the Account of each Participant in an amount determined by multiplying the Company's contribution for any Plan Year by a fraction, the numerator of which is the Participant's Compensation for the Plan Year and the denominator of which is the aggregate compensation of all Participants for such Plan Year.

     The Employer may, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.

     3.2 Payments on account of the contributions due from the Company for any year may be made in cash or in kind or in investments authorized under the Trust Agreement as long as there is no violation of the provisions of Section 4975 of the Code. Payment of the contribution due for any Fiscal Year shall be completed by the time prescribed by law for filing the return for such Fiscal Year, including extensions thereof.

     *3.3 Effective as of April 1, 1995, each Employee Participant shall have right to make and file with the Trustees, on a form prescribed by the Trustees, a written election to accept a reduction in salary from the Company. In consideration of such election the Company shall make a contribution to such Participant's Salary Deferral Account within a reasonable time which cannot exceed ninety (90) days, on behalf of the Participant for such Fiscal Year equal to the total amount by which the Participant's Compensation was reduced during such Fiscal Year pursuant to the election. Payment of this contribution by the Company shall be made not later than the time prescribed by law for filing the return for such Fiscal Year, including extensions thereof. A reduction of any percentage of Compensation up to four (4%) percent shall be matched by Company contributions as stated in Section 3.4. Any change in the amount elected by the Participant can be made as of the first day of any calendar quarter but prior to the next to last business day of December of such year for the following year. Deferrals may be suspended at any time. If a Participant elects to suspend deferrals, he may subsequently elect to resume making deferrals as of the first day of any calendar quarter following suspension. All contributions shall be made by payroll deduction.

     In addition, any election by a Participant of a reduction of any amount of Compensation in excess of four percent (4%) shall not be matched by Company contributions. Notwithstanding the above, the Company may require that some or all Participants amend or revoke all salary reductions elected pursuant to this
Section 3.3 if the purpose of such requirement is to insure that the discrimination tests of Section 401(k) of the Code, with respect to the percentages of deferred benefits, are met for the Fiscal Year.

     The Actual Deferral Percentage under this Section 3.3 for Participants for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b) as follows:

          (a) the average Actual Deferral Percentage of Compensation for the Participants who are Non-Highly Compensated Employees, times 1.25; or

          (b) the Actual Deferral Percentage of Compensation for the Participants who are Non-Highly Compensated Employees times 2; provided however, the Actual Deferral Percentage of Compensation for Participants who are Highly Compensated Employees may not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as prescribed under Income Tax Regulation ss. 1.401(m)-2, the provisions of which are incorporated herein by reference, to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (c) The Plan is deemed to satisfy the percentage stated in (a) or (b) if all Participants are Highly Compensated Employees.

     No Employee shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $9,240 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

     In the event that the dollar limitation is exceeded, the Trustees shall distribute such excess amount, and any income allocable to such amount, to the Participant not later than the first April 15th following the close of the Participant's taxable year. If there is a loss alloc-able to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Salary Deferral Account or the Participant's Deferred Compensation for the Plan Year. Excess contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members, in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage.

     In the event that neither percentage test is satisfied, as set forth in this Section 3.3, on or before the 15th day of the third month following the end of each Plan Year, but in no event no later than the close of the following Plan Year, the Company shall, to the extent necessary to conform to the limitations established by the percentage tests, reduce and withdraw the amount of Company contribution allocated under Section 5.1 of the Plan for some or all of the Highly Compensated Employees or increase the amount of Company contributions to the Non-Highly Compensated Employee Participants. If the amount of Company contribution is to be reduced for Highly Compensated Employees, the excess amount shall be determined in a fashion such that the Actual Deferral Percentage of the affected Participant(s) who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Participant(s) who elected the next to the highest Actual Deferral Percentage, or such lesser percentage as shall be necessary to achieve compliance with the test contained in this Section 3.3. If further overall reductions are required to achieve compliance with the tests contained in this Section 3.3, both of the above Participant's or group of Participants' Actual Deferral Percentages shall be lowered to the level of the next highest Participant(s)', or such lesser percentage as shall be necessary to achieve compliance with the tests contained in this Section 3.3, and so on, continuing until sufficient total reductions have occurred to achieve compliance with the tests contained in this Section
3.3. Consequently, any reduction in the Company contribution allocated to such an Employee Participant shall be treated as additional Compensation payable to such Employee Participant and shall be paid to him as a cash payment, and such amount shall be considered as taxable income to the Participant.

     (d) A contribution paid as an Elective Deferral can be taken into account for a Plan Year only if each of the following requirements is satisfied:

          (1) The Elective Deferral amount is allocated to the Employee's Account under the Plan as of a date within that Plan Year. For purposes of this rule, an Elective Deferral amount is considered allocated as of a date within a Plan Year only if:

               (i) The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date subsequent to that date, and

               (ii) The Elective Deferral amount is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates.

          (2) The Elective Deferral amount relates to Compensation that either:

               (i) Would have been received by the Employee in the Plan Year but for the Employee's election to defer, or

               (ii) Is attributable to services performed by the Employee in the Plan Year and, but for the Employee's election to defer, would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year.

     3.4 (a) Effective as of April 1, 1995, as of the end of each calendar quarter of the Plan Year during which a Participant elects a salary reduction, the Company may, subject to Section 3.3, make a Matching Contribution to the Participant's Matching Contribution Account which shall be equal to seventy-five percent (75%) of the amount contributed to the Participant's Salary Deferral Account pursuant to the Participant's salary reduction election with respect to such calendar quarter. A Participant must be employed on the last day of a calendar quarter or have died, retired or become disabled during such calendar quarter in order to receive such Matching Contribution attributable to his Elective Deferral for such period. The Company shall not contribute any Matching Contributions with respect to any contributions made to the Participant's Salary Deferral Account that exceed three percent (3%) of that portion of the Participant's Compensation paid as of the date of reference. Matching Contributions shall be funded to the extent feasible out of forfeitures available for allocation as stated under Section 6.5(d). If the Company consists of more than one entity, then this Paragraph (a) of Section 3.4 shall apply separately to each such entity. Effective only for the Plan Year beginning in January 1, 1996, notwithstanding the foregoing, TriWest Insurance Services, Inc. shall not make Matching Contributions with respect to the contributions made to the Salary Deferral Accounts of any of its eligible Employees under the Plan unless and until the Board of Directors of TriWest Insurance Services, Inc., by written resolution, in its sole discretion as to the amount thereof, determines to make such Matching Contributions as described above for its eligible Employees with respect to any calendar quarter.

(b) Within thirty (30) days after the end of the Plan Year, a portion of the Company's Non-Elective Contribution shall be deemed a Qualified Non-Elective Contribution for purposes of the percentage tests described in Section 3.3, if applicable, and for vesting and withdrawal purposes pursuant to Section 6.5. Such portion shall be equal to an amount necessary to satisfy one of the tests set forth in Section 3.3 and shall be reallocated to the Accounts of all Non-Highly Compensated Employee Participants, if necessary with respect to any Plan Year, in the same proportion that each such Non-Highly Compensated Employee Participant's Elective Deferrals for the year bears to the total Elective Deferrals for the Plan Year of reference. Such reallocation shall be made on behalf of Non-Highly Compensated Employee Participants only.

     (c) If necessary, within thirty days (30) after the end of the Plan Year, the Company shall make a contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in
Section 3.3. Such contribution shall be
deemed a Qualified Non-Elective Contribution and allocated to the Company Contribution Account of all Non-Highly Compensated Employee Participants with respect to any Plan Year, in the same proportion that each such Non-Highly Compensated Employee Participant's Elective Deferral for the Plan Year of reference bears to the total Elective Deferrals for the Plan Year.

     (d) For purposes of this Article III and Sections 6.5 and 6.6 of this Plan, the following definitions shall be used:

          (1) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Elective Deferrals (including Excess Elective Deferrals of Highly Compensated Employees) and Qualified Employer Deferral Contributions on behalf of the Eligible Employee Participants for the Plan Year to the Eligible Employee Participant's Compensation for the Plan Year. Elective Deferrals shall exclude (a) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from this Plan and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage is satisfied both with and without exclusion of these Elective Deferrals).

          (2) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

          (3) "Qualified Employer Deferral Contributions" shall mean Qualified Non-Elective Contributions taken into account under the terms of the Plan without regard to this section in determining the Actual Deferral Percentage.

          (4) "Eligible Employee Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his Account for the Plan Year.

     3.5 (a) (1) For purposes of this section, the Actual Deferral Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his Account under two or more plans described in Section 401(a) of the Code, including arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Affiliated Employer, shall be determined as if all such Elective Deferrals or Qualified Employer Deferral Contributions are made under each plan. In addition, if a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans having plan years ending with or with the same calendar year shall be treated as a single plan.

     (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this

Plan, then this section shall be applied by determining the Actual Deferral Percentages of Participants in such plans, as if such plans were a single plan, provided, however, that plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

     (b) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

     (c) The determination and treatment of the Elective Deferral, Qualified Non-Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     3.6 (a) The Average Contribution Percentage for Eligible Employee Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Employee Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

     (b) The Average Contribution Percentage for Eligible Employee Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the Eligible Employee Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Employee Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Employee Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     (c) For purposes of this Article III, and for purposes of Section 6.8 of this Plan, the following definitions shall apply:

          (1) "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Employee Participants in a group.

          (2) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the sum of the Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Employee Participant for the Plan Year to the Eligible Employee Participant's Compensation for the Plan Year. Such amount shall not include Matching Contributions that are forfeited either to correct excess aggregate contributions or be-cause the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions.

          (3) "Eligible Employee Participants" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Employee contributions or Matching Contributions allocated to his Account for the Plan Year.

     3.7 (a) For purposes of this section, the Actual Contribution Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions, Qualified Non-Elective Contributions or Elective Deferrals allocated to his Account under two or more plans described in Section 401(a) of the code, including arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Affiliated Employer, shall be determined as if all such amounts are made under each plan. In addition, if a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans having plan years ending with or with the same calendar year shall be treated as a single plan.

     (b) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentages of participants in such plans, as if such plans were a single plan, provided, however, that plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

     (c) For purposes of determining the Contribution Percentage of an Eligible Employee Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Contributions and Compensation of such Participant shall include the Employee Contributions, Matching Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Employee Participants who are not Highly Compensated Employees.

     (d) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (e) Any Excess Aggregate Contributions with respect to Highly Compensated Employees shall be reduced progressively to the highest uniform percentage of each such Participant's Compensation which the Employer, in its discretion, shall deem to be permissable to ensure that the Average Contribution Percentage of such group does not exceed the maximum allowable percentage in accordance with the leveling method set forth under Income Tax Regulations Section 1.401(k)-1(f)(2).

     (f) For purposes of this paragraph and Section 3.8 and 6.8, "Excess Aggregate Contributions" shall mean with respect to any Plan Year, the excess of:

          (1) the amount of Matching Contributions of a Highly Compensated Employee for such Plan Year, over

          (2) the maximum allowable amount of Matching Contributions determined in accordance with the Average Contribution Percentage test described in
     Section 3.6. Such determination shall be made after first determining "excess deferrals" and then determining "excess contributions" pursuant to
     Section 3.3(c).

     3.8 If, with respect to the Plan Year of reference Elective Deferrals and Matching Contributions are credited to the Account of a Participant who is a Highly Compensated Employee and the sum of the Actual Deferral Percentage and the Average Contribution Percentage of such Participant exceeds the Aggregate Limit, then the Contribution Percentage of such Participant shall be reduced (beginning with the Highly Compensated Employee whose Contribution Percentage is the highest) so that such limit is not exceeded. The amount by which each such Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. For purposes of this Section, "Aggregate Limit" shall mean the greater of (a) the sum of (1) one hundred twenty-five percent (125%) of the greater of the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year ("Relevant Actual Deferral Percentage") or the Average Contribution Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year ("Relevant Average Contribution Percentage"); and (2) two (2) percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; provided, however, that in no event shall the amount in this subparagraph (a)(2) exceed two hundred percent (200%) of the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; or (b) the sum of (1) one hundred twenty five percent (125%) of the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; and (2) two (2) percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; provided, however, that in no event shall the amount in this paragraph (b)(2) exceed two hundred percent (200%) of the greater of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage. Instead of making this reduction, the Company may eliminate the multiple use of such alternative limitation by making Qualified Non-Elective Contributions in accordance with Section 3.4(c) of the Plan.

     3.9 Any voluntary Employee contributions made by a Participant to a Predecessor Plan (as defined in Section 10.5 of the Plan), prior to the Effective Date of the Plan and transferred to this Plan, shall be maintained in a Voluntary Contribution Account for such Participant. The balance in each Participant's Contribution Account shall be fully vested at all times and shall not be subject to forfeiture for any reason. Voluntary contributions shall not be permitted under this Plan.

     The amount of all such voluntary contributions, together with all increases and decreases in the value thereof, as determined under Section 5.2, shall be used only for the purpose of providing benefits hereunder to such Participant in addition to the benefits to be provided from the Company's contributions. The portion of a Participant's Account attributable to his voluntary contributions, together with all increases and decreases in the value thereof, as determined under Article V, Section 5.2, shall not be forfeitable for any reason whatsoever. The Trustees shall annually ascertain the portion of an Account which is attributable to the Company's contribution and the portion which is attributable to the Participant's voluntary contributions. For purposes of administrative convenience, the following rules shall be followed concerning the withdrawal of a voluntary contribution: the Participant may at any time during the Plan Year, but not more frequently than once a year, notify the Trustees of his intention to withdraw all or any part of his Account attributable to his voluntary contributions and earnings thereon. Any request for a withdrawal shall be honored as soon as possible, but for administrative convenience, no withdrawal shall be less than $100. Any withdrawal made by a Participant from funds in his Account credited to his voluntary contributions under a Predecessor Plan prior to December 31, 1986 and available for withdrawal on May 5, 1986 from such plan without requiring Termination of Employment shall be charged first against, and shall be considered a distribution of, his voluntary contributions to such Account under this Plan and shall not be considered a distribution of the Participant's share of any earnings of the Fund or increase or decrease in the value of assets of the Fund attributable to his voluntary contributions, unless the amount withdrawn by the Participant exceeds the amount of voluntary contributions made by him. If a Participant makes a withdrawal from his voluntary contributions credited to his Account after December 31, 1986, such withdrawal shall be apportioned on a recovery of voluntary contributions previously made and not withdrawn, and a distribution of earnings and accretions of those contributions in accordance with Section 72(e)(8) of the Code. If the amount that a Participant wishes to withdraw is a part of the Trust Fund, then the distribution shall be made by the Trustees as soon as possible after the Anniversary Date, and the amount of such withdrawal shall be deducted from the Participant's Account as of the Anniversary Date. The Plan shall accept no voluntary contributions designated by the Participant as deductible employee contributions (within the meaning of Section 72(o)(5)(A) of the Code). Employee voluntary contributions shall be separately accounted for at all times. Notwithstanding anything stated herein to the contrary, with respect to protected benefits under Code Section 411(d)(6) of the Code, no withdrawal of voluntary contributions by a married Participant can be made unless a spousal consent is obtained as described in Section 6.3 of the Plan.

     3.10 The Plan Administrator, in its sole discretion, may determine that each Participant shall have the right to direct the Trustees in the investment of all or a portion of his vested interest in his individual Account and any increment gained or realized thereon. If such authorization is given by the Plan Administrator, a Participant may, subject to a procedure estab-lished and applied in a uniform nondiscriminatory manner, direct the Trustees in writing to invest such monies in a broad range of specific assets, specific funds and investments selected by the Trustees and permitted under the Plan and in accordance with Section 404(c) of ERISA and the regulations promulgated thereunder. That portion of the Account of any Participant so directing shall thereupon be considered a "Directed Investment Account", which shall not share in Trust Fund earnings. To the extent so directed, the Trustees are relieved of their fiduciary duties as provided in Section 404(c) of ERISA and the Trustees shall be fully protected in making investments directed by such Participant and in retaining such investments until directed otherwise by such Participant.

     In the absence of any direction to invest, the Participant's allocations shall be added to and shall constitute a part of the Trust Fund, and the Trustees shall have the same investment powers with respect to all or part of the Participant's Account balance as the Trustees have in respect to the rest of the Trust Fund. If the Participant elects to direct the investment of his contributions, the investment made of such part of the Participant's Account shall be segregated from the other assets of the Trust Fund and from the other Accounts of Employees, and any income, gain, loss or expense shall be separately credited or charged to such Employee's Account, and the same shall not be taken into account in the allocations made under Section 5.2. Notwithstanding the foregoing, modifications in contributions to, or in allocations of, a Participant's Directed Investment Account may be effectuated by the Participant through a telephone interactive voice response system implemented by the Company and established and applied in a uniform non-discriminatory manner in lieu of a written instruction by the Participant to the Trustees.

     3.11 All contributions made by the Company are made for the exclusive benefit of the Participants and their beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries (including the costs of maintaining and administering the Plan and Trust). Notwithstanding the foregoing, amounts contributed to the Trust by the Company may be refunded to the Company under the following circumstances and subject to the following limitations:

     (a) Initial Non-qualification. If the Plan fails initially to satisfy the qualification requirements of Section 401(a) of the Code, and if the Company declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Company within one (1) year of the date the Plan fails to qualify, but only if the application for the qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.

     (b) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed for any contribution made by the Company, the Trustees shall immediately refund to the Company the amount so disallowed upon presentation, within one (1) year of the date of such disallowance, of evidence thereof and a demand by Company for such refund.

     (c) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of such contribution as is attributable to the mistake of fact shall be returnable to Company on demand, upon presentation of evidence of the mistake of fact to the Trustees and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

     In the event that any refund is paid to the Company hereunder, such refund shall be made without interest and reduced by its share of investment losses, and shall be apportioned among the Accounts of the Participants as an investment loss except to the extent that the amount of the refund can be attributed to one or more specific Participants (as in the case of certain mistakes of fact, disallowances of compensation resulting in reduction of deductible contributions, etc.) in which case the amount of the refund attributable to each Participant's Account shall be debited directly against such Account.

                                   ARTICLE IV

                                   ELIGIBILITY


     4.1 All individuals who were Employees of USI Insurance Services Corp. ("USI") or a predecessor entity acquired by USI on or prior to the Effective Date shall be Participants as of the Effective Date of the Restated Plan. Notwithstanding the foregoing, (a) any employee of Progressive Plan Administrators, Inc., who become an Employee of USI on February 1, 1995, shall be a Participant as of such date; (b) any employee of Flanigan, O'Hara & Gentry, Inc. on March 1, 1995, shall become a Participant as of July 1, 1995, if he remains employed by the Company on July 1, 1995; (c) any employee of United California Insurance Agency on April 1, 1995, shall become a Participant as of July 1, 1995, if he remains employed by the Company on July 1, 1995; (d) any employee of El Camino Insurance Agency on April 1, 1995, shall become a Participant as of July 1, 1995, if he remains employed by the Company on July 1, 1995; (e) any employee of USI California Insurance Services, Inc. (formerly known as Hambrecht & Quist Insurance Brokers, Inc.) on May 1, 1995, shall become a Participant as of July 1, 1995, if he remains employed by the Company on July 1, 1995; (f) any employee of Association Growth Enterprises, Inc. on July 1, 1995 shall become a Participant on August 1, 1995, if he remains employed by the Company on August 1, 1995; (g) any employee of Julius Moll & Son, Inc. on July 1, 1995 shall become a Participant on August 1, 1995, if he remains employed by the Company on August 1, 1995; (h) any employee of Benefit Plan Administrators, Inc. on July 1, 1995 shall become a Participant as of January 1, 1996, if he remains employed by the Company on January 1, 1996; (i) any employee of Thomas
E. Wood, Inc. on July 27, 1995, shall become a

Participant on September 1, 1995 if he remains employed by the Company on September 1, 1995; (j) any employee of The Insurance Exchange, Inc., Bechard Insurance Agency, Inc., INEX Alternative Programs Administrators, Inc. and INEX Alternative Programs, Inc. on October 25, 1995, shall become a Participant on January 1, 1996 if he remains employed by the Company on January 1, 1996; (k) any employee of Insurance Agency of Lehigh Valley, Inc. (d/b/a Flanigan, O'Hara, Gentry & Associates) on March 1, 1995 shall become a Participant on July 1, 1995 if he remains employed by the Company on July 1, 1995; (l) any employee of Daugherty & Company Insurance Brokers, Inc. on January 1, 1996 shall become a Participant on January 1, 1996 if he remains employed by the Company on January 1, 1996; (m) any employee of Beckwith-Hightower & Renberg Insurance Services, Inc. on January 1, 1996 shall become a Participant on January 1, 1996 if he remains employed by the Company on January 1, 1996, (n) any employee of Carpenter & Pelton, Inc. on March 1, 1996 shall become a Participant on March 1, 1996 if he remains employed by the Company on March 1, 1996; (o) any employee of Hogg Robinson of New Hampshire on April 1, 1996 shall become a Participant on April 1, 1996 if he remains employed by the Company on April 1, 1996; (p) any employee of Hogg Robinson of New York on November 1, 1995 shall become a Participant on November 1, 1995 if he remains employed by the Company on November 1, 1995; (q) any employee of Henderson & Phillips, Inc. on June 1, 1996 shall become a Participant on June 1, 1996 if he remains employed by the Company on June 1, 1996; (r) any employee of Hurley, Atkim & Stewart, Inc. on June 1, 1996 shall become a Participant on June 1, 1996; if he remains employed by the Company on June 1, 1996; (s) any employee of Karp Insurance Consultants, Inc. on September 1, 1996 shall become a Participant on September 1, 1996 if he remains employed by the Company on September 1, 1996; (t) any employee of Sponsored Marketing Insurance Administrators, Inc. (d/b/a Shared Medical Alternatives) on June 1, 1996 shall become a Participant on June 1, 1996 if he remains employed by the Company on June 1, 1996; and (u) any employee of McCrea & Gallen, Inc. on December 31, 1996 shall become a Participant on January 1, 1997 if he remains employed by the Company on January 1, 1997. Except as provided in Section 4.3, each other Employee shall become a Participant on the earlier of (1) the first day of the first Plan Year after he completes one thousand Hours of Service (1,000) during any Eligibility Computation Period, or (2) the first day of the seventh month of the first Plan Year coincident with or next following the date on which such Employee completes one thousand (1,000) Hours of Service during any Eligibility Computation Period.

     4.2 Subject to the provisions of Section 4.4 hereof, an individual who becomes eligible to participate shall remain a Participant during his Term of Employment and shall also be a Participant for the entire Fiscal Year in which his participation commences and in which his employment terminates because of his death, Total Disability or Retirement.

     4.3 Notwithstanding the provisions of Sections 4.1 and 4.2, an individual who was not a Participant in the Plan on the Effective Date shall not be eligible to participate for any Fiscal Year prior to the Fiscal Year in which he attains his twenty-first (21st) birthday and completes one thousand (1,000) Hours of Service during an Eligibility Computation Period.

     4.4 Every Employee whose Term of Employment ends and is later resumed may be deemed a new Employee as of the date of the resumption of his employment. In the case of a Participant who, under the Plan, does not have any non-forfeitable right to an accrued benefit derived from Company contributions, Years of Service before any one-year Break in Service shall not be required to be taken into account for purposes of determining eligibility to participate if the number of consecutive one-year Breaks in Service equals or exceed the greater of five (5) Years of Service or the aggregate number of such Years of Service prior to such break, whether or not such period of break is an initial Break in Service or any subsequent Break in Service. If the number of consecutive one-year Breaks in Service is less than the greater of five (5) Years of Service or the aggregate number of Years of Service prior to such break, then completion of at least 1,000 Hours of Service within the first twelve (12) months from the date of re-employment shall entitle the Employee to resume active participation retroactively to his re-employment commencement date. In the case of a Participant who has a vested right to an accrued benefit and incurs a one-year Break in Service, service before such break shall not be required to be taken into account unless he completes a Year of Service from the date of re-employment. Completion of at least 1,000 Hours of Service within this period entitles the Employee to resume active participation retroactively to his re-employment commencement date. Any person who experienced a Break in Service but who had a vested interest in his Account under this Plan by reason of a prior period of participation shall be readmitted to participation as of the date on which he resumes his status as an Employee.

     4.5 On or as of the last day of each Fiscal Year, the Company shall prepare and file with the Trustees a list of all of the eligible Employees for such year, such list to state the name, address, amount of Compensation and period of service of such Employee, and, if his service has terminated during such year, whether by Retirement, death or otherwise, the date of such termination.

     4.6 When an Employee of the Company becomes eligible to participate, he shall be informed of that fact by the Trustees.

     4.7 Officers and directors of the Company who are Employees shall participate in the Plan on the same basis as other Employees.

     4.8 All doubtful cases of eligibility shall be resolved by the Trustees, whose determination shall be final and conclusive. The burden of establishing eligibility shall be upon the Employee.

     4.9 The Trustees shall have the right to secure from each Employee evidence in respect to the date of his birth, the correctness of his name, the date of his employment with the Company, and his marital status.

     4.10 Participation in the Plan by Employees shall be automatic upon completing the eligibility requirements set forth in this Article IV.

     4.11 Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of Section 414(n)(3) of the Code, the Employees of the Employer shall not include individuals defined as Leased Employees in Section
2.13 of this Plan.

     4.12 A Leased Employee within the meaning of Section 414(n)(2) of the Code shall become a Participant in, or accrue benefits under, the Plan based on service as a Leased Employee only as provided in provisions of the Plan other than this Section IV.

     4.13 In the event a Participant is no longer a member of an eligible class of employees and becomes ineligible to participate, but has not incurred a Break in Service, such Employee shall participate immediately upon returning to an eligible class of employees. If such Participant incurs a Break in Service, eligibility shall be determined under the Break in Service rules under the Plan. In the event an Employee who was not a member of an eligible class of employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

     In the event that an Employee is transferred between participating Employers of the Company as defined in Section 2.7, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a Termination of Employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred.

                                    ARTICLE V

                          ANNUAL ADDITIONS LIMITATIONS


     *5.1 All amounts which are determined as of the Anniversary Date and allocated to a Participant's Company Contribution Account, Matching Contribution Account and Salary Deferral Account as provided in Section 3.1 and 3.3, respectively, shall be known as Annual Additions and treated as follows:

     The Trustees shall provide three (3) or more separate investment funds for investment of Trust Fund assets and permit the Participants to direct the investment of all of their individual Accounts, as long as such investments do not violate any provision of ERISA or constitute a distribution for income purposes under the Code. At the request of a Participant, all or a portion of the Account of such Participant shall be allocated or reallocated for investment in one or more of the selected funds provided by the Trustees. All income, gain, loss or expense attributable to these investments shall be separately charged to them by the respective funds. In the absence of any direction to invest all or any portion by the Participant, the Trustees shall invest all or such portion of the Participant's Account in the lowest risk investment fund.

     (a) Anything in the Plan to the contrary notwithstanding, for purposes of the Plan, "Annual Addition" shall mean the amount allocated to a Participant's Account during the Limitation Year that constitutes:

          (1) Company contributions allocated to his Company Contribution
     Account;

          (2) The amount of the Participant's voluntary after-tax contributions;

          (3) Forfeitures reallocable to the Participant's Account;

          (4) Amounts allocated with respect to a Participant, after March 31, 1984, to an individual medical benefit account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer: and

          (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

     (b) The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

          (1) the defined contribution dollar limitation, or

          (2) twenty-five percent (25%) of the Participant's Compensation, within the meaning of Section 1.415-2(d) of the Income Tax for the Limitation Year.

     (c) The Annual Addition limitation referred to in Section 5.1(b)(ii) shall not apply to:

          (1) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

          (2) Any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code.

     (d) For purposes of Section 5.1, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

     (e) For purposes of applying the limitations of Section 415 of the Code, "415 Compensation" shall include Participants' earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

          (1) Company contributions to a Plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer or Company contributions under a simplified employee pension plan to the extent such contributions are not includable in gross income by the Employee, or any distributions from a plan of deferred compensation, except any amounts received by an Employee from any unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee.

          (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes free or is transferable or is no longer subject to a substantial risk of forfeiture;

          (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (4) Other amounts which receive special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross amount of the Employee).

     For purposes of applying the limitations of this Article V, Compensation for a Limitation Year is the remuneration actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant who was permanently and totally disabled is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee as defined in Section 414(q) of the Code and contributions made on behalf of such Participant are non-forfeitable when made.

     The Annual Addition for any Limitation Year for any applicable Predecessor Plan beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

     (f) If any Predecessor Plan satisfied the applicable requirements of
Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of this defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code (as revised by this Section IV) does not exceed 1.0 for such Limitation Year.

     Notwithstanding the foregoing, if an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0. The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which is the lesser of: (1) the maximum dollar limit for such year times 1.25, or (2) the percentage-of compensation limit for such years times 1.4. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account in such Plan Year and for all prior Plan Years and the Annual Additions attributable to all welfare benefit funds as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Company; and the denominator of which is the sum for all years of an Employee's service, (regardless of whether a defined contribution plan was maintained by the Company) of the lesser for each such year of: (i) the maximum dollar limit for such year times 1.25, or (ii) the amount determined under the percentage-of-compensation limit for such year times 1.4 (assuming, for this purpose, that the limitation under the Code had been in effect during such prior years). For purposes of this limitation, all defined benefit plans of the Company, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Company, whether or not terminated, are to be treated as one defined contribution plan. The Trustees may decide, in their sole discretion, under which of said Plans such a Participant's benefits are to be limited and, if it is under this Plan, shall advise affected Participants of any additional limitation on their annual benefits required by this paragraph.

     Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of the fraction, described in the preceding paragraph, shall not be less than 125% of the sum of the annual benefit under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction, described above, shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this

Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Annual Addition limitation of the Code applicable to the first Limitation Year beginning on or after January 1, 1987.

     For purposes of the limitation of the preceding paragraph as well as the limitation in Section 5.1(a)(1) or (2), benefits from any plans under which an active Participant is covered, sponsored by all employers which are members of a controlled group of businesses as specified in the Code shall be included.

     The "Limitation Year" to be used to determine contribution limits as to any defined benefit plan included herein, shall be the Plan Year, unless, and until changed by resolution. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the maximum permissible amount shall not exceed the defined dollar limitation multiplied by the following fraction: number of months in the short Limitation Year divided by twelve (12).

     In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum permissible hereunder on account of the allocation of forfeitures or a reasonable error in estimating a Participant's Compensation, there shall first be returned to the Participant such portion of the voluntary contributions he/she made during such Limitation Year (if any such voluntary contributions were made) as is necessary to reduce the Annual Addition to his or her Account to the maximum allowable hereunder. If further reduction in the amount allocable to the Participant's Account is required, the Participant's share of Employer contributions shall be reduced to the extent necessary to result in conformity to the limitations expressed herein. Such amounts determined pursuant to the preceding sentence shall then be reallocated among the Accounts of the remaining active Participants as though an additional Employer contribution for the Plan Year ending with or within said Limitation Year, provided, however, that such amounts shall be credited to the Accounts of Participants only to the extent that is permissible without causing any such Accounts to experience Annual Additions in excess of the maximum allowable hereunder. If, after all such reallocations have been completed, there remains a reallocable amount which can not be reallocated to the Accounts of any of the Participants (because all such Accounts have been credited with the maximum allowable Annual Addition for the Limitation Year in issue), such remaining reallocable amount shall be placed in a suspense account, to be held and applied as an additional Employer contribution in the next succeeding Limitation Year(s) until exhausted. Such a suspense account shall not participate in the allocation of the Fund's investment earnings and losses. All amounts in the suspense account shall be allocated to Participants' Accounts prior to the allocation of any Employer or Employee contributions for that Limitation Year.

     For purposes of this section, the amounts contributed to any defined contribution plan, including to an arrangement described in Section 415(l)(2) of the Code, to the account of an "key employee" as assigned under and described in an Section 419A(d)(3) of the Code or to the account of an employee pursuant to
Section 408 of the Code maintained by the Employer (or any Affiliated Employer) shall be aggregated with contributions made by the Employer under this Plan for any Employee in computing his Annual Addition Limitations. To the extent required, all plans, whether or not terminated, of the Company and Affiliated Employers shall be taken into account for purposes of these limitations.

     5.2 The net increase or decrease in a separate Fund in any Fiscal Year shall mean the difference between the fair market value of the Fund on the first day of such Fiscal Year and the fair market value of the Fund on the last day of such Fiscal Year. Such net increase or decrease of the Fund shall be adjusted by deducting any contribution made by the Company or the Participants for such year and by adding any amounts paid during such year to Participants or their beneficiaries. Such adjusted net income or decrease of the Fund shall be apportioned among the Participants in the same ratio as the Account of each Participant bears to the total of the Accounts of all Participants, and the amount so apportioned to each Participant shall be added to or subtracted from his Account. For the purposes of this Section 5.2, the Account of each Participant shall be valued as of the last day of the Fiscal Year, but prior to the credit to his Account of any contribution by the Company or by the Participant for such year.

     5.3 A Participant does not have an ownership interest in any specific assets of the Fund.

     5.4 Except as provided in Section 3.10 of the Plan, the amounts allocated to the Participants shall be invested by the Trustees in such manner and at such times as the Trustees determine in accordance with the provisions of Article II of the Trust Agreement. In addition, the amounts allocated to the Participants may be invested by the Trustees in a contract or contracts issued by a life insurance company authorized to do business in the Commonwealth of Pennsylvania, such insurance policies to be owned by the Trustees. The decision to purchase life insurance shall be made by the Trustees, and the Trustees shall determine the type of life insurance to be purchased, i.e. either retirement income policies, endowment policies, ordinary life insurance policies, term life insurance policies or any other type of life insurance policy which it is permissible for the Trustees to purchase. If life insurance is purchased, the ordinary life insurance premiums must be less than fifty percent (50%) of the Company's contribution allocated to the Participant for the year. No more than twenty-five percent (25%) of the aggregate Company contributions allocated to any Participant shall be used to pay the premiums on term life insurance contracts, universal life insurance contracts and all other life insurance contracts which are not ordinary life. If both ordinary life insurance and term life insurance policies are purchased the combination of ordinary life insurance premiums and term life insurance premiums shall be twenty-five percent (25%) or less than the total contribution allocated to such Participant in such year.

     5.5 The value of any life insurance contracts shall be excluded from consideration both in valuing the assets held in the Trust Fund and in valuing the Accounts of Participants when allocating the net increase or decrease in the value of the Fund to the Accounts of the Participants under Section 5.2.

     5.6 The Trustees shall record in the Account of each Participant any life insurance contract purchased hereunder for his benefit and the amount of the annual premium thereon. The amount of the premium shall be deducted from his Account and any dividends received on such contract and the cash surrender value of the contract shall be added to his Account.

                                   ARTICLE VI

                                  DISTRIBUTION


     *6.1 The Account of each Participant in the Fund shall be distributed in the manner, in the amount and at the times provided in this Article VI, except that in the event of the termination of the Plan, Section 10.2 shall control. Except as set forth in Section 6.5, no benefits shall be paid to a Participant prior to his Termination of Employment.

     6.2 Upon attaining Normal Retirement or Early Retirement, as defined in
Section 2.30, the Account of the Participant, including both Company and voluntary contributions, shall be fully vested and shall normally be paid to such Participant as a single-sum distribution. A Participant requesting distribution on account of Early Retirement prior to attaining age 62 must provide the Trustees with his written consent to a single-sum distribution. For purposes of this Section, if the value of a Participant's vested Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Account balance. A Participant's vested Account balance shall not include accumulated deductible employee contributions made to any Predecessor Plan within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989. All distributions required under this Article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed Income Tax Regulations. Notwithstanding the foregoing, a Participant shall receive the distribution of any amount standing in his Rollover/Transferee Account in any of the optional forms available under a Predecessor Plan as long as the Participant waives an annuity form of benefit as described in Paragraph (b) below, if the Predecessor Plan is subject to Sections 401(a)(11) and 417 of the Code. Otherwise, any Participant whose Rollover/Transferee Account is attributable to his participation in a Predecessor Plan subject to Sections 401(a)(11) and 417 of the Code shall receive distribution of the amount standing in such Account in the manner specified in Paragraph (b).

     (a) A Participant's Account shall be paid to him in a single sum, provided that if the value of his Account attributable to Company contributions and/or Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, this method shall not be used without the written consent of the Participant. Upon termination of this Plan the Participant's Account may be distributed without the Participant's consent to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or Section 409 of the Code within the same controlled group or a simplified employee pension plan as defined in Section 408(k) of the Code).

     (b) If any vested Participant is credited with at least one (1) Hour of Service under a Predecessor Plan subject to the provisions of Sections 401(a)(11) and 417 of the Code, and such vested Participant does not die before the annuity starting date, a married Participant's vested Rollover/Transferee Account shall be paid in the form of an immediate Qualified Joint and Survivor Annuity. A single Participant's vested Rollover/Transfer Account shall be paid in the form of a "Single Life Annuity" unless an optional form of benefit is selected within the ninety (90) day period ending on the date benefits would commence. The Participant may elect to have such annuity distributed upon attainment of the earliest Retirement age under the Plan. For purposes of determining the survivor benefit to which a Participant's surviving spouse is entitled, or any benefit to which an unmarried Participant or his beneficiary is entitled, any security interest held by the Plan because of a loan made to the Participant shall be taken into account in determining the amount of an immediate Qualified Joint and Survivor Annuity, Single Life Annuity or other survivor benefit. If there is a default on the loan, the amount of the Participant's vested interest shall be reduced by the Plan's secured interest.

     In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the annuity's starting date, provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make an effective election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

     If a married Participant names a beneficiary other than his spouse and/or chooses a method of payment other than a Qualified Joint and Survivor Annuity, he must execute an election with respect to the designation of a beneficiary other than a spouse or a waiver of the Qualified Joint and Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's spouse. The spouse's consent must be in writing and must be witnessed by a Trustee, member of the Committee or Notary Public. A spouse's consent shall not be valid unless the consent (i) names a designated beneficiary or a form of benefits which may not be changed without spousal consent or (ii) relinquishes the right to limit the consent to a specific beneficiary or a specific form of benefit. Any consent necessary under this section shall be valid only with respect to the spouse who signs the consent. In addition, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. The term "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested Account balance. The failure to waive such benefit by a Participant shall not result in a decrease in any Plan benefit with respect to such Participant and shall not result in increased contributions from the Participant.

     A total or partial cash-out may not be made where the present value of an immediate qualified Joint and Survivor Annuity or Preretirement Survivor Annuity, as hereinafter defined exceeds (or at the time of any prior distribution exceeded) $3,500 unless the cash-out is consented to in writing by the Participant and the Participant's spouse, if any, or where the Participant is dead, by the surviving spouse.

     A spouse or surviving spouse is considered to be the spouse or surviving spouse of the Participant, provided that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

     (c) For any Participant who is credited with at least one Hour of Service under a Predecessor Plan subject to the provisions of Sections 401(a)(11) and 417 of the Code on or after August 23, 1984, unless an optional form of benefit as described above has been selected within the selection period, if a married Participant dies before the annuity starting date, then the Participant's vested Rollover/Transferee Account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse, which such spouse can begin to receive immediately following the death of such Participant. The "Qualified Preretirement Survivor Annuity" payable to a Participant's spouse shall mean an annuity the actuarial equivalent of which is not less than fifty percent (50%) of that portion of the Rollover/Transferee Account balance (including any of the balance attributable to voluntary contributions) to which the Participant had a non-forfeitable right at the time of death.

     As herein provided, the Participant may execute a waiver of a Qualified Preretirement Survivor Annuity. The election period to waive a Qualified Preretirement Survivor Annuity begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation. In addition, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits and the number of revocations shall not be limited. The failure to waive such benefit by a Participant would not result in a decrease in any Plan benefit with respect to such Participant and would not result in increased contributions from the Participant.

     The Trustees shall provide a written explanation of a Qualified Preretirement Survivor Annuity to the Participant and the right to decline such an annuity before the expiration of the latest applicable selection period: (1) the period beginning with the first day of the Plan Year in which a Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he reaches age 35; (2) a reasonable period after the Employee becomes a Plan Participant; (3) a reasonable period of time after the survivor benefit provisions of Section 401(a)(ii) of the Code become applicable to a Participant; or (iv) a reasonable time after Termination of Employment in the case of a Participant who terminates employment before age 35.

     For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) above is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2) year period beginning one
(1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

     A Participant who shall not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant shall attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity, in such terms as are comparable to the explanation set forth in this Section. Qualified Preretirement Survivor Annuity coverage shall be automatically reinstated as of the first day of the Plan Year in which the participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section.

     After an annuity starting date where the present value of the immediate Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity does not exceed (or at the time of any prior distribution exceeded) $3,500, a partial or total cash-out may not be made unless the cash-out is consented to in writing by the Participant and the Participant's spouse, if any, or where the Participant is dead, by the surviving spouse.

     If a Participant terminates employment on or after attaining Normal Retirement (or Early Retirement) but prior to the annuity starting date and thereafter dies before beginning to receive such benefits; then such benefits shall be received under this Plan in the form of a Qualified Preretirement Survivor Annuity, unless the Participant has elected otherwise during the election period along with written spousal consent as described herein. The election period must begin at least six (6) months before the Participant attains the earliest retirement age (as that term is specified in Section 401(a)(11) of the Code and end not more than ninety (90) days before the commencement of benefits. Any election made hereunder will be in writing and may be changed by the Participant at any time. Under the Plan the earliest period for which the surviving spouse may receive a payment under a Qualified Preretirement Survivor Annuity is not later than the month in which the Participant would have attained the earliest Retirement age.

     Any election under this section shall be in writing and may be changed by the Participant at any time during the applicable election period for a Qualified Preretirement Survivor Annuity described herein. In the case of a vested Plan Participant who terminates employment prior to death, the amount of a Qualified Preretirement Survivor Annuity is to be calculated by reference to date of Termination of Employment if such death occurs on or before earliest retirement age. For purposes of this Section the earliest retirement age is the latest of:

          (1) The earliest date under the Plan, on which the Participant may elect to receive a retirement benefit

               (2) The first day of the 120th month beginning before the Participant reaches Normal Retirement, or

               (3) The date the Participant begins participation.

     (d) If a Participant dies prior to his Retirement and has executed a waiver of a Qualified Preretirement Survivor Annuity, his Accounts, plus the proceeds of any insurance on his life, shall become fully vested and shall be paid to his surviving spouse or to a beneficiary other than a spouse, subject to the consent of such spouse as set forth in this Section 6.2, in a single sum, such payment to be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's date of death, as the Trustees and the spouse or beneficiary may determine. A spouse's consent shall not be valid unless the consent: (1) names a designated beneficiary who shall receive any benefit under the Plan (including the form of benefits that the designated beneficiary shall receive); (2) acknowledges that the spouse has the right to limit consent only to a specific beneficiary and relinquishes that right and (3) is witnessed by a Trustee, a member of the Committee or a notary public. Spousal consent is not required, however, if the Participant establishes to the satisfaction of the Trustees or the Committee that the written consent required of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. If the surviving spouse dies before payments are required to commence, then the five-year limit is to be applied as if the surviving spouse were the Participant.

     Notwithstanding any provisions of a Predecessor Plan subject to the provisions of Sections 401(a)(11) and 417 of the Code to the contrary, if an Employee was a Participant in a Predecessor Plan prior to December 31, 1983, and had: (i) an account in the plan to which contributions had been credited prior to such date; (ii) designated on or before December 31, 1983 the beneficiary of the proceeds of his account; and, (iii) executed and filed with the Trustees an election form on or before December 31, 1983 designating a method of distribution, in the event of his death, which may not meet the terms of this Section, then the Trustees may distribute the proceeds of his Rollover/Transferee Account in accordance with such designation. The Trustees shall not distribute the Participant's account in accordance with the method of distribution specified in the above-named election if (A) such method does not comply with the Predecessor Plan provisions in effect on December 31, 1983; (B) the method of distribution would have disqualified the Predecessor Plan in any plan year commencing prior to January 1, 1984; or, (C) the Participant or his beneficiary revokes or modifies the method of distribution, as elected, after December 31, 1983.

     6.3 If a Participant dies prior to his Retirement, his Accounts (other than the amounts standing in his Rollover/Transferee Account, which shall be subject to the distribution provisions set forth in Section 6.2 of this Plan), plus the proceeds of any insurance on his life, shall become fully vested and shall be paid to his surviving spouse or to a beneficiary other than a spouse, subject to the consent of such spouse as set forth in this Section 6.3, in a single sum, such payment to be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's date of death, as the spouse or beneficiary may determine. A spouse's consent shall not be valid unless the consent: (a) names a designated beneficiary who shall receive any benefit under the Plan (including the form of benefits that the designated beneficiary shall receive); (b) acknowledges that the spouse has the right to limit consent only to a specific beneficiary and relinquishes that right; and (c) is witnessed by a Trustee, or a notary public. Spousal consent is not required, however, if the Participant establishes to the satisfaction of the Trustees that the written consent required of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. If the surviving spouse dies before payments are required to commence, then the five-year limit is to be applied as if the surviving spouse were the Participant.

     Notwithstanding all provisions of this Plan to the contrary, if an Employee was a Participant in any Predecessor Plan prior to December 31, 1983, and had:
(1) an account in the plan which was subsequently transferred to this Plan to which contributions had been credited prior to such date; (2) designated on or before December 31, 1983 the beneficiary of the proceeds of his account; and,
(3) executed and filed with the trustees of the predecessor an election form on or before December 31, 1983 designating a method of distribution, in the event of his death, which may not meet the terms of this Section 6.3, then the Trustees may distribute the proceeds of his Account in accordance with such designation. The Trustees shall not distribute the Participant's Account in accordance with the method of distribution specified in the above-named election if (i) such method does not comply with the Predecessor Plan provisions in effect on December 31, 1983; (ii) the method of distribution would have disqualified the Predecessor Plan in any Plan Year commencing prior to January 1, 1984; or, (iii) the Participant or his beneficiary revokes or modifies the method of distribution, as elected, after December 31, 1983.

     6.4 If a Participant becomes totally disabled and his employment is terminated therefor, his Account shall become fully vested and shall be paid to him as disability payments under one of the methods of payment set forth in
Section 6.2, as the Participant shall then determine.

     *6.5(a) A Participant's Salary Deferral Account shall be fully vested at all times and non-forfeitable. Prior to death, Total Disability, Retirement or Termination of Employment, the Participant may forfeit all or a portion of his Company Contribution Account or Matching Contribution Account. The percentage of his Company Contribution Account and Matching Contribution Account in which he shall be vested and entitled to receive, shall depend upon the number of his Years of Service and shall not be less than the percentage determined in accordance with the following schedule:

      Less than One Year of Service                                      0%

      One Year of Service but less than two                             20%

      Two Years of Service but less than three                          40%

      Three Years of Service but less than four                         60%

      Four Years of Service but less than five                          80%

      Five or more Years of Service                                    100%

      Attainment of Normal Retirement                                  100%

     (b) If a terminated Employee who was previously a Participant is subsequently re-employed by the Company, and if the re-employment follows a Break in Service of five (5) consecutive years and no distribution of his non-forfeitable percentage has been made, Years of Service after such break shall not be taken into account for the purpose of determining the non-forfeitable percentage of Company contributions before such break. In the case of a Participant who, under the Plan, does not have any non-forfeitable right to an accrued benefit derived from Company contributions, Years of Service before any one year Break in Service shall not be required to be taken into account for purpose of determining vesting credit if the number of consecutive one year Breaks in Service equals or exceeds the greater of five (5) Years of Service or the aggregate number of such Years of Service prior to such break whether or not such period of break is an initial Break in Service or a subsequent Break in Service.

     If the vesting schedule of this Plan has been amended, in the case of an Employee who was a Participant as of the effective date of such amendment or as of the date such amendment was adopted, whichever is later, the non-forfeitable percentage (determined as of such date) of such Participant's right to his accrued benefit derived from Company contributions cannot be less under the vesting schedule, as amended, than the percentage computed under the vesting schedule in effect in the Plan prior to the amended vesting schedule. If his accrued benefit derived from Company contributions under the amended vesting schedule is at any time less than such percentage without regard to such amendment, and the Participant has completed at least three (3) Years of Service, he may elect, during the election period to have his accrued benefit derived from Company contributions determined under the prior vesting schedule without regard to such amendment. The election period shall be the period of time which begins no later than the date the Plan amendment is adopted and ends no earlier than sixty (60) days after: (1) the day the Plan amendment is adopted; (2) the day the Plan amendment becomes effective; and (3) the day the Participant is issued written notice of the Plan amendment by the Company, whichever occurs last.

     (c) Forfeitures shall be used to reduce the Company's contributions to the Plan for the Plan Year in which a Termination of Employment or Break in Service prior to retirement of a Participant produced such forfeiture. The excess of (1) the amount attributed to Company contributions in the Account of a Participant, whose Termination of Employment has occurred, over (2) the amount vested in accordance with the foregoing vesting (hereinafter referred to as the "non-vested amount") shall be forfeited as follows:

     As of each Anniversary Date any amounts which became forfeitures during the Plan Year since the last Anniversary Date shall first be made available to reinstate previously forfeited Account balances of former Participants, if any, who repay prior distributions in accordance with this Section 6.5. Unless used to reduce Matching Contributions and other non-elective contributions, the remaining forfeitures, if any, shall be allocated in the Plan Year in which they occur among the Accounts of Non-Highly Compensated Participants only in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants for the year. If as a result of such allocation of forfeitures, the Annual Addition under the Plan for a Participant would exceed the limits specified in Section 415(c)(1) of the Code, such excess shall be allocated and reallocated to the Accounts of other Participants in the manner described in Section 5.1 to the extent such allocations and reallocations, when added to other Annual Additions for such Participants, do not exceed the limits specified in Section 415(c)(1) of the Code. If, after such allocation and reallocation, there remains an amount that cannot be allocated to the Accounts of Participants, such excess shall be held unallocated in a suspense account, and shall be allocated and reallocated among the Accounts of Participants (subject to the limitations of Section 415(c)(1) of the Code) before any Company contributions or Employee Contributions may be made to the Plan for the succeeding Limitation Year.

     If at any time during the Limitation Year, a suspense account is in existence pursuant to this Section 6.5, it shall not participate in the allocation of the Trust's investment gains and losses and other income. The entire amount shall be allocated to the Participants from such suspense account before allocation of Company contributions and shall be considered as an Annual Addition for purposes of Section 415(c)(1) of the Code. Upon termination of the Plan, unallocated amounts in the suspense account shall, notwithstanding any other provision of this Plan, revert to the Employer.

     (d) Notwithstanding any other provision of the Plan, forfeitures shall be allocated to those Non-Highly Compensated Participants entitled to an allocation of Matching Contributions or other Company contributions for the Plan Year in which the forfeiture occurs. Forfeitures shall be allocated to such Participants in proportion to their Compensation for the Plan Year.

     For purposes of this Section 6.5, "forfeitures" shall mean those nonvested amounts allocated to Participants' Accounts in excess of nonvested amounts, under the terms of Section 3.4(a) applied to reduce Matching Contributions or other Company contributions under the Plan.

     Forfeitures arising from Breaks in Service experienced by Participants with less than fully vested interests in the Plan shall be applied as promptly as practicable in accordance with Paragraph (b) of this section. If there is more than one entity constituting Employer, forfeitures arising from the Accounts of Participants employed by any such entity shall be added to the Employer Contribution, if any, or applied to reduce contributions to be made by that entity, to the extent traceable and practicable. Except in the case of a vested Participant who has incurred a one-year Break in Service at the time of his death, and with respect to whom the death benefit is less than 100% of the balance standing to his credit in his Account, no portion of a Participant's Account shall be deemed forfeited until such time as that Participant has experienced five (5) consecutive one-year Breaks in Service. Notwithstanding the above, the non-vested portion of a Participant's Account shall be immediately forfeited, and reallocated as provided above, upon distribution to the Participant, in accordance with Article VI, of the entire vested interest in his Account; subject, however, to restoration upon the Participant's repayment of his vested interest as provided in Article VI.

     (e) The portion of his Account which is retained shall be paid to such Participant or retained for his benefit, under whichever of the methods of payment set forth in Section 6.2 as the Trustees and the Participant shall then determine. If the Trustees retain such portion as part of the Fund until the Participant attains Retirement, his Account shall be paid to him at such time or retained or segregated for his benefit, under one of the methods set forth in
Section 6.2. If the Participant should die before he attains Retirement, his Account shall be paid or retained under one of the methods set forth in Section
6.3. If the Participant should become totally disabled before he attains Retirement, his Account shall be paid, or retained or segregated, under one of the methods set forth in Section 6.4.

     (f) For any distribution to a Participant, who has a benefit which exceeds, (or has ever exceeded at the time of any prior distribution) $3,500, the Trustees shall require such Par-ticipant's consent if such distribution commences prior to the later of his Normal Retirement age or age 62. With regard to this required consent:

          (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefits available under the Plan that would satisfy the notice requirements of Section 417 of the Code.

          (2) The Participant must be informed of his rights to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under this Section 6.5.

          (3) Notice of the right specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the first day on which all events have occurred which entitled the Participant to such benefit.

          (4) Written consent of the Participant's distribution must not be made before the Participant receives the Notice and must not be made more that ninety (90) days before the first day on which all events have occurred which entitled the Participant to such benefit.

          (5) If distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice under Section 1.411(a)(ii)(c) of the Income Tax Regulations is given, provided that:

               (i) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (ii) The Participant, after receiving the notice affirmatively elects a distribution.

     (g) If a Participant, receives a distribution of all of his non-forfeitable interest, which was less than the total value of his Account, following his Termination of Employment, the non-vested portion of his Account shall be treated as a forfeiture. If he subsequently resumes employment with the Company and repays the entire amount of his distribution at the earlier of: (1) five (5) years after the first date on which the Participant is subsequently re-employed by the Company or before the Participant has five (5) consecutive one-year Breaks in Service following his Termination of Employment; or (2) in the case of any other distribution, five (5) years after the date of the distribution, the value of the Participant's Account shall be recomputed taking into consideration service prior to his Break in Service and any non-vested amounts forfeited as a result of his Termination of Employment. If a former Participant is deemed to receive a distribution pursuant to Section 6.2 and such Participant resumes employment covered under this Plan before the date such Participant incurs five
(5) consecutive one-year Breaks in Service, upon the reemployment of such former Participant, the Company-derived Account balance of the Participant shall be restored to the amount on the date of such deemed distribution.

     Each terminated Participant shall have the responsibility to keep the Trustees informed in writing of his current residence at all times. Upon receipt of written notice of a Participant's Total Disability or death, the Trustees shall make all reasonable efforts to locate him or his beneficiary. When he attains Retirement, in accordance with the records of the Trustees, the Trustees shall make all reasonable efforts to locate him. "Reasonable effort" shall conclusively be deemed to mean the mailing of a statement annually, at least four (4) times, by "Certified Mail, Return Receipt Requested," showing address of delivery to the last address of record with the Trustees.

     (h) The Trustees shall begin distribution of the benefits payable to a Participant after his Termination of Employment, upon the Participant's written request on a form provided by the Plan Administrator as provided in this Article VI, at such time after a determination can be made concerning the forfeiture of such Participant's non-vested amount, in accordance with the provisions hereof, within a reasonable and administratively practicable period of time following his Termination of Employment, but in no event later than the expiration of the latest of (1) sixty (60) days after the end of the Plan Year within which such Participant's Retirement or death occurs, or (2) sixty (60) days after the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant begins participation or (3) sixty (60) days after the close of the Plan Year in which the Participant terminates employment. Such distribution shall be based upon the vested amount in such Participant's Account as of the end of the calendar quarter immediately preceding, or coincident with, his Termination of Employment. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, and who for the five-Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, was a non-5% owner, is the first day of April of the calendar year following the calendar year in which the Participant separates from service, or, if earlier, the April 1st following the close of the calendar year in which the Participant becomes a 5% owner (as defined in Section 7.1(c)(3) of the Plan). The required beginning date of a Participant who is not a 5% owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990. Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner. Notwithstanding anything contained herein to the contrary, payment of the interest of each Participant shall commence to him not later than April 1st of the calendar year following the calendar year in which (i) the Participant attains age 70 1/2 whether or not Termination of Employment has then occurred, except with respect to calendar years beginning with 1984 for any Participant for whom a valid election under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 is in effect deferring commencement of benefits until Retirement.

     The minimum distribution required for the Participant's first distribution must be made on or before the required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of the calendar year for which distribution is due.

     Notwithstanding anything contained herein to the contrary, except as otherwise provided in this Article VI, no distribution shall be made to a Participant prior to the occurrence of a Break in Service or Termination of Employment. No forfeited non-vested amounts shall be used to reduce contributions until the end of the Plan Year (i) in which such distribution is made or (ii) during which a Participant incurs five consecutive one-year Breaks in Service, whichever occurs sooner.

     (i) Except as provided below and in Section 12.1(f), a Participant who has either attained age 59 1/2 or is able to demonstrate financial hardship, may apply in writing to the Trustees for a withdrawal of up to 100% of any Account of the Participant which has become fully vested, reduced by the amount of previous distributions on account of hardship. If a Participant is under age 59 1/2, his application must demonstrate an immediate and heavy financial need of the Participant to the extent the amount of the withdrawal is the lesser of (1) the amount required to be distributed to meet the need created by the hardship or (2) the balance in the Participant's Accounts valued as of the last Anniversary Date or other valuation date but without earnings and accretions on Elective Deferrals made through this Plan or any Predecessor Plan since January 1, 1989. The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet the need must be made in accordance with non-discriminatory and objective standards in compliance with regulations under Sections 401(k)(2) and 411(d)(6) of the Code. The amount of an immediate and heavy financial need may also include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:

          (i) Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined by Section 152 of the Code) or necessary for these persons to obtain medical care.

          (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (iii) Payment of tuition and related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents;

          (iv) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; (v) Additional heavy and financial needs set forth only through the publication by Internal Revenue Service of revenue rulings, notices and other documents of general applicability, rather than on an individual basis.

The Company shall reasonably rely on the Participant's representation that the amount of the withdrawal is not in excess of the amount necessary to relieve the financial need or to the extent such need cannot be relieved by:

          (A) Reimbursement or compensation by insurance or otherwise;

          (B) Reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

          (C) Cessation of all elective contributions to the Plan;

          (D) Other distribution or non-taxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

     The withdrawal shall be paid to the Participant as soon as practicable after the Participant's written request is submitted to and approved by the Trustees. A Participant may make only one withdrawal from his Salary Deferral Account in any Plan Year and such withdrawal shall be based on the value of his Salary Deferral Account as of the Valuation Date immediately preceding the withdrawal request.

     6.6 Notwithstanding any of the provisions of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later each April 15 to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year.

     For purposes of this Section 6.6 "Excess Deferral Amounts" shall mean those Elective Deferrals that are includable in a Participant's gross income under
Section 402(g) of the Code to the extent that such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year by notifying the Trustees of the amount of the Excess Deferral Amount to be assigned to the Plan. A Participant is deemed to notify the Trustees of any Excess Deferral Amount that arises by taking into account only those Elective Deferrals made to this Plan.

     Notwithstanding any other provision of the Plan, Excess Deferral Amounts, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose account Excess Deferral Amounts were assigned for the preceding year and who claims Excess Deferral Amounts for such taxable year.

     Excess Deferral Amounts shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferral Amounts is the sum of (a) income or loss allocable to the Participant's Salary Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (b) ten percent (10%) of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     For purposes of this Section 6.6, Excess Deferral Amounts allocated to this Plan shall be treated pursuant to the procedure set forth, as follows:

     The Participant's claim shall be in writing; shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

     6.7 Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose. Such distributions shall be made to Highly Compensated Employees on the basis of the respected portions of Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage. Excess Contributions shall be treated as annual additions under the Plan.

     Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (a) income or loss allocable to the Participant's Salary Deferral Account (and, if applicable, the Company Contribution Account if it constitutes a Qualified Non-Elective Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss during such Plan Year; and (b) ten percent (10%) of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     Excess Contributions shall be distributed from the Participant's Salary Deferral Account in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions for the Plan Year. Excess Contributions shall be distributed from the Participant's Company Contribution Account, if this qualifies as a Qualified Non-Elective Contribution account, only to the extent that such Excess Contributions exceed the balance in the Participant's Salary Deferral Account.

     6.8 Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose Accounts Employee contributions or Matching Contributions were allocated for the preceding Plan Year.

     Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family members in proportion to the voluntary and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Average Contribution Percentage. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, the Company shall pay a ten percent (10%) excise tax with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

     Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (a) income or loss allocable to Participant's voluntary contributions, Matching Contributions, Qualified Matching Contributions (if any, and if all amounts therein are not used in the Actual Deferral Percentage tests) and, if applicable, Qualified Non-Elective Contributions and Elective Deferrals for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (b) ten percent (10%) of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of the month.

     6.9(a) Forfeitures of Excess Aggregate Contributions may be either reallocated to the Accounts of Non-Highly Compensated Employees or applied to reduce the Company contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's voluntary contributions, Matching Contributions and Qualified Matching Contributions (and if applicable, the Participant's Qualified Non-Elective Contributions or Elective Deferrals, or both).

     (b) "Excess Aggregate Contributions" shall mean with respect to any Plan Year, the excess of:

          (1) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such year, over

          (2) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 6.6 of the Plan and determining Excess Contributions pursuant to 6.7 of the Plan.

     (c) Amounts forfeited by Highly Compensated Employees under Section 6.9 shall be:

          (1) Treated as Annual Additions under Section 5.1(a) of this Plan and either;

          (2) Applied to reduce Company contributions if forfeitures of Matching Contributions under the Plan are applied to reduce Company contributions; or

          (3) Allocated, after all other forfeitures under the Plan and subject to Section 6.9(b), to the same Participants and in the same manner as such other forfeitures of Matching Contributions, are allocated to other Participants under the Plan.

     (d) Notwithstanding the foregoing, no forfeitures arising under Section 6.8 shall be allocated to the Account of any Highly Compensated Employee.

     6.10 A Matching Contribution may not be distributed simply because it relates to an Excess Deferral, an Excess Contribution or an Excess Aggregate Contribution that is distributed. When a Matching Contribution which relates to an Excess Deferral, an Excess Contribution or an Excess Aggregate Contribution that is distributed, a discriminatory rate of match may result unless the Matching Contribution is distributed as an Excess Aggregate Contribution as described in Section 6.8 of the Plan. If the Matching Contribution cannot be distributed as an Excess Aggregate Contribution, so that the discriminatory rate of match cannot be corrected by distribution, the Matching Contribution is forfeited. A Matching Contribution shall be distributed if it is an Excess Aggregate Contribution since such Matching Contribution shall not be taken into account under Section 401(a)(4) of the Code and thus shall not be considered in determining whether or not there is a discriminatory rate of match.

     6.11 For determining the value of the Account of a Participant for the purpose of making a distribution to a Participant or his beneficiaries under the provisions of this article, the value of the Fund and of the interest shall be determined in accordance with the provisions of Article V as of the Anniversary Date of the Fiscal Year in which occurs the event that entitles the Participant to the distribution, and at such other date or dates deemed necessary by the Plan Administrator.

     6.12 Whenever a Participant's employment terminates, whether by reason of Retirement, death, Total Disability, resignation or discharge, and his Account is not paid to him in a single sum, his Account shall remain a part of the Trust Fund and shall continue to participate in the net increase or decrease of the Fund each Fiscal Year in accordance with the provisions of Section 5.2, except that any such former Employee or his beneficiary if he has died, may elect at any time, by notice to the Trustees, to have his Account segregated as of the end of any Fiscal Year in which event his Account shall be valued in accordance with the provisions of Section 6.10. The entire amount of his Account shall immediately be paid out of the Fund to the Trustees in cash. The amount paid out shall not thereafter be part of the Fund nor participate in the income, profits or valuation changes of the Fund, but shall be held by the Trustees in a separate Account or Accounts for the benefit of the Participant or his beneficiary. The funds shall be held by them in cash and deposited in one or more savings banks or insured savings and loan institutions or invested in securities insured, or guaranteed by the federal government, in the names of the Trustees, in a separate Account for each Participant or his beneficiaries, in which case the interest credited thereon shall be added to his Account. Distribution shall be made as specified in Section 6.2 of the Plan.

     6.13 The interest of a Participant in the value of any life insurance contract purchased hereunder for his benefit shall be distributed in the manner, in the amount and at the times provided in this Article for the vesting, forfeiture and distribution of the interest of a Participant in the Fund, except that in the event of termination of the Plan, Section 10.2 shall control. The Trustees shall be empowered to distribute such interest in the value of any insurance company contract on the life of a Participant by any method permitted under Section 6.2 of the Plan. However, notwithstanding anything herein to the contrary, the Trustees shall convert the entire value of the life insurance contract at or before Retirement into cash or to provide periodic income so that no portion of such value may be used to continue life insurance protection beyond Retirement.

     6.14 Each Participant shall have the right at any time to designate the beneficiary or beneficiaries to receive, upon or after his death, his interest in the Trust Fund by executing and filing with the Trustees a written instrument in such form as may be prescribed by the Trustees for that purpose; except that if the designated beneficiary is someone other than a spouse, the spouse of such Participant must consent in writing to the designation of such beneficiary, the spouse's consent must be witnessed by a Trustee or a Notary Public. A spouse's consent shall not be valid unless the consent (a) names a designated beneficiary who shall receive any benefit under the Plan (including the form of benefits that the designated beneficiary shall receive); or (b) acknowledges that the spouse has the right to limit consent only to a specific beneficiary and relinquishes that right. Spousal consent is not required if the Participant establishes to the satisfaction of the Trustees that the written consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. He shall have the unrestricted right to revoke and to change, at any time and from time to time, any designation of beneficiaries previously made by him by executing and filing with the Trustees a written instrument in such form as may be prescribed by the Trustees for that purpose. No designation, revocation or change of beneficiaries shall be valid and effective unless and until filed with the Trustees. If no such designation is made, or if the beneficiaries named in such designation predecease the Participant, the spouse of a deceased Participant shall be his beneficiary; or if no spouse survives him, his issue who survive him, per stirpes, and if no issue survive him, his estate shall be his beneficiary, in which event the benefits due shall be paid to the then duly qualified and acting personal representative of his estate without obligation to see to the proper application thereof. Whenever the term "beneficiary" is used herein, it shall include the plural if the individual has designated more than one beneficiary. If the beneficiary has a right to make any election under this Plan and the individual has designated more than one beneficiary, the decision of those beneficiaries holding the majority interest in the benefits shall make the election.

     6.15(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit the distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b) Definitions:

          (1) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is
     (are) reasonably expected to total less than $200.

          (2) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) Distributee: A distributee includes an Employee or Former Employee. In addition, the Employee or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in
     Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (4) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (c) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                  ARTICLE VII

                                 TOP-HEAVY PLANS


     7.1 With respect to any Plan Year in which this Plan is a Top-Heavy Plan (as hereinafter defined), the following additional definitions shall apply.

     (a) "Aggregation Group" shall mean the Permissive Aggregation Group if there be one in existence, and shall otherwise mean the Mandatory Aggregation Group, each as hereinafter defined.

     (b) "Determination Date" shall mean, as to any Plan Year other than the first Plan Year which commences with the Effective Date, the last day of the preceding Plan Year. As to the first Plan Year, the term "Determination Date" shall be a reference to the last day of such Plan Year.

     (c) "Key Employee" shall mean any Employee or former Employee of the Company or an Affiliated Employer who, during the Plan Year or during any of the preceding four (4) Plan Years was any of the following:

          (1) An officer of the Company or Affiliated Employer . An individual shall be considered an officer only if he (a) is in the regular and continuous employ of the Company or Affiliated Employer, (b) has been designated as an officer pursuant to election or appointment by the Board of Directors of the Company or Affiliated Employer , and (c) is an administrative executive. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of Section 416(i) of the Code and the regulations published thereunder. Under this Section 7.1(c) officers of the Company who earn less than 50% of the dollar limitation under a defined benefit pension plan under Section 415(b)(1)(A) of the Code shall be excluded.

          (2) One of the ten (10) Employees of the Company or Affiliated Employer having annual Compensation set forth at Section 415(c)(3) of the Code (but including amounts contributed by the Company under a salary reduction agreement) and greater than the dollar limitation, under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and owning (or considered as owning under the attribution rules set forth at Section 318 of the Code and the regulations thereunder) both more than one-half (1/2%) interest and the largest interest in the Company and all other companies required to be aggregated under Section 414(b), (c) or (m) of the Code for this purpose.

          (3) A person who is both an Employee and the owner of a greater-than-five percent (5%) capital or profits interest in the Company or in any Affiliated Employer, individually, and any person who owns (or who, under Section 318 of the Code, is considered as owning) more than five percent (5%) of the outstanding stock of any entity constituting the Company or Affiliated Employer, individually, or of stock possessing more than five percent (5%) of the total combined voting power of all stock of such Company or Affiliated Employer, individually.

          (4) A person who is both an Employee whose annual Compensation (as determined applying the definition of compensation set forth in Section 415(c)(3) of the

     Code (but including amounts contributed by the Company under a salary reduction agreement) from the Company and all Affiliated Employers exceeds $150,000 (aggregated) and who is a greater-than-one percent (1%) owner of any entity constituting the Company, with ownership determined pursuant to Subparagraph (3) of this Section 7.1(c) by substituting "one percent (1%)" for "five percent (5%)" at each place where "five percent (5%)" is set forth therein.

     The beneficiary of any deceased Employee who was a Key Employee shall be considered a Key Employee for the same period as the deceased Employee would have been so considered.

     (d) "Key Employee Ratio" shall mean the ratio for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in subparagraph (1) below with the amount described in subparagraph (2) below after deduction from the sum of both such amounts the amount described in Subparagraph (3) below. Any determination must be based on standards that are uniformly applied and satisfy the rules set forth in Section 416(g) of the Code.

          (1) The amount described in this paragraph (2) is the sum of (i) the aggregate of the present value of all accrued benefits of Key Employees, including those attributable to voluntary contributions, if any, under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balance in all of the Accounts standing to the credit of Key Employees, including those attributable to voluntary contributions, if any, under all qualified defined contribution plans (including any simplified employee pension plan) included in the Aggregation Group, and
     (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

          (2) The amount described in this paragraph (2) is the sum of (i) the aggregate of the present value of all accrued benefits of all Participants, including those attributable to voluntary contributions, if any, under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the Accounts standing to the credit of all Participants, including those attributable to voluntary contributions, if any, under all qualified defined contribution plans (including any simplified employee pension plan) included in the Aggregation Group, and
     (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

          (3) The amount described in this subparagraph (3) is the sum of (i) all rollover contributions (or similar transfers) to the Plan from an unrelated plan initiated by an Employee and accepted by the Plan after December 31, 1983, (ii) all rollover contributions either not initiated by the Employee or transferred to another plan maintained by the Company,
     (iii) any amount that is included in Clause (ii) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

          (4) If any individual has not performed services for the Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual shall not be taken into account.

     (e) "Mandatory Aggregation Group" shall mean the group of qualified plans, including any Simplified Employee Pension Plan and including terminated plans, sponsored by the Company or by an Affiliated Employer formed by including in such group: (1) all such plans in which a Key Employee is a Participant in the Plan Year including the Determination Date and any of the preceding four Plan Years; and, (2) all such plans which enable any plan described in Section 7.1(e)(1) to meet the nondiscrimination requirements of Section 401(a)(4) of the Code or the coverage requirements of Section 410(b) of the Code.

     (f) "Non-Key Employee" shall mean any person who is employed by the Company and participates in the Plan in any Plan Year, but who is not a Key Employee as to that Plan Year.

     (g) "Permissive Aggregation Group" shall mean the group of qualified plans sponsored by the Company or by an Affiliated Employer formed by including in such group: (1) all plans in the Mandatory Aggregation Group; and, (2) such other qualified plans sponsored by the Company or an Affiliated Employer as the Company elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

     (h) "Super Top-Heavy Plan" shall mean this Plan which, for any Plan Year, would be deemed a "top-heavy plan" pursuant to Section 7.3 hereof if "ninety percent (90%)" were substituted for "sixty percent (60%)" at each place where "sixty percent (60%)" appears therein.

     (i) "Top-Heavy Plan" shall mean this Plan for any Plan Year in which this Plan is determined to be a "top-heavy plan" pursuant to the provisions of
Section 7.3 hereof.

     Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     7.2 With respect to any Plan Year in which this Plan is a Top-Heavy Plan (as hereinabove defined), the following modifications shall be made to certain definitions appearing in Article II of this Plan.

     (a) The term "Employee Participant", as defined in Section 2.14 of this Plan, is modified to read as follows: "Employee Participant" means an individual who for any Plan Year is either (a) still in the employ of the Company on the last day of the Plan Year and has rendered at least one day of service in the employ of the Company during such Plan Year, or (b) dies, retires or becomes permanently disabled during such Plan Year. An Employee shall not be a Participant for any Plan Year in which he resigns or is discharged (with or without cause) if he is not an Employee of the Company on the last day of such Plan Year.

     7.3 This Plan shall be deemed "top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, any of the following conditions are met:

     (a) The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds sixty percent (60%).

     (b) The Plan is part of an Aggregation Group, there is no Permissive Aggregation Group of which the Plan is a part, and the Key Employee Ratio of the Mandatory Aggregation Group of which the Plan is a part exceeds sixty percent (60%).

     (c) The Plan is part of an Aggregation Group, there is a Permissive Aggregation Group of which the Plan is a part, and the Key Employee Ratio of the Permissive Aggregation Group of which the Plan is a part exceeds sixty percent (60%).

     7.4(a) Notwithstanding any provision of Section 5.1 of this Plan to the contrary, any person who was eligible to be a Participant at any time during a Plan Year, during which this Plan was a Top-Heavy Plan, shall share in the allocation provided for in Section 5.1 of this Plan for such Plan Year if he remained in the employ of the Company or an Affiliated Company through the end of the Plan Year with respect to which such allocation applies, even if such Participant failed to complete 1,000 or more Hours of Service in such Plan Year and regardless of such Non-Key Employee's level of Compensation.

     (b) The provisions of Section 7.4(a) shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:

          (1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by the Company or by an Affiliated Employer under which plan the Participant's accrued benefit is not less than the minimum accrued pension benefit that would be required under Section 416(c)(1) of the Code, treating such defined benefit pension plan as a Top-Heavy Plan and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or

          (2) such Participant was an active participant in a qualified defined contribution plan sponsored by the Company or by an Affiliated Employer under which plan the amount of the Company contribution allocable to the account of the Participant for the Plan Year of such plan, ending with or within the Plan Year of this Plan, exclusive of amounts by which the Participant's Compensation was reduced pursuant to a salary reduction agreement or similar arrangement, which may be part of this Plan or any related plan, is not less than the contribution allocation that would be required under Section 416(c)(2) of the Code under this Plan.

     7.5 The allocation of amounts other than Elective Deferrals plus forfeitures made under Section 5.1 of this Plan to the Account of each Participant who is a Non-Key Employee for any Plan Year including a Plan Year in which this Plan is a Top-Heavy Plan or a Super Top-Heavy Plan shall be not less than the lesser of:

          (a) Three percent (3%) of the "compensation" (as defined in Section 415 of the Code), of each such Participant for such Plan Year; or

          (b) The percentage of "compensation" so allocated and including the allocation of forfeitures under said Section 5.1 to the Account of the Key Employee for whom such percentage is the highest for such Plan Year. In the event that the highest rate of Company contribution as a percentage of "compensation" allocated to the Account of a Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan is less than three percent (3%), Elective Deferrals on behalf of Key Employees must be taken into account in determining the minimum required contribution under Section 416(c)(2) of the Code.

          (c) Subject to the transition rule stated in Section 416(h)(3) of the Code, if, during any Limitation Year, this Plan is a Top-Heavy Plan, the limitations on Annual Additions described in Article V of this Plan shall be applied with respect to a Participant by substituting 1.00 for 1.25 each place it appears in the defined benefit fraction and defined contribution fraction described in Article V. If a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Mandatory Aggregration Group which is top-heavy, a minimum allocation of five percent (5%) of "compensation", as defined in Section 415 of the Code, shall be provided under this Plan. However, this section shall not apply if this Plan is not a Super Top-Heavy Plan and the minimum contribution and allocation requirements of Sections 7.4 and 7.5 of this Plan are satisfied:

               (1) after substituting four percent (4%) for three percent (3%) where it appears in Paragraph (a) of Section 7.5 with respect to any Participant covered only by a defined contribution plan sponsored by the Company; or

               (2) after substituting seven and one-half percent (7-1/2%) for five percent (5%) where it appears in such paragraph with respect to any Participant who is a participant in both a defined contribution plan and defined benefit plan sponsored by the Company.

     7.6 Notwithstanding any provision of Section 5.1 of this Plan to the contrary, in respect of any Limitation Year in which this Plan is a Super Top-Heavy Plan, "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in Section
5.1 of this Plan.

     7.7 If benefits would otherwise be payable to a person who at any time was a Key Employee, as defined for purposes of this Section 7.7 by Section 7.1(c)(3), pursuant to the provisions of Section 6.2 relating to benefits payable at Early Retirement date or relating to benefits payable for Total Disability as provided in Section 6.4 prior to attainment by that person of age 59 1/2, and if the physical or mental impairment experienced by the prospective distributee does not render him "unable to engage in any substantial gainful activity" (within the meaning of Section 72(m)(7) of the Code) by reason of a physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, such person shall be deemed to have elected to have deferred to the taxable year in which he attains age 59 1/2 the commencement of the payment of such benefits. A distribution to a Participant who is under age 59 1/2 is prohibited only to the extent that such distribution is attributable to years in which the Participant was a Key Employee under this
Section 7.7 without regard to whether or not the Plan was Top-Heavy for such years. Notwithstanding the foregoing, the Participant shall have the right to elect, by written instrument delivered to the Trustees, commencement of benefit payments at an earlier or later date in conformity with other applicable provisions of this Plan and rules promulgated by the Trustees thereunder.

                                  ARTICLE VIII

                                 THE TRUST FUND


     8.1 The Trust Fund shall be administered by one or more Trustees appointed by USI Insurance Services Corp., and they shall serve until further action of the Board of Directors. Vacancies arising in any way shall be filled by action of the Board of Directors of the Company. No Trustee who shall be an officer or director or employee of the Company shall receive compensation from the Trust Fund for his services as Trustee.

     8.2 The Company shall not have any responsibility or liability to any person, his beneficiaries, his heirs, personal representatives, creditors or assignees, with reference to the management or conduct of the business of the Trust Fund, or for any act or omission on the part of the Trustee, or any agent employed by him.

                                   ARTICLE IX

                               GENERAL PROVISIONS


     9.1 Neither the action of the Company in establishing the Plan, nor any provision of the Plan, nor any action taken by it or by the Trustees, shall be construed as giving to any Employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Trust Fund.

     9.2 All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and the Company assumes no liability or responsibility therefor.

     9.3 Whenever provision is made in the Plan that a Participant may exercise an option, or designate or change any beneficiary, the option shall be by written notice thereof signed by the Employee on a form to be furnished by the Trustees for such purpose, and filed with the Trustees. The Trustees shall not be bound to recognize any such action not on such form so filed with them.

     9.4 All questions pertaining to the validity, construction and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania to the extent not preempted by ERISA or other federal law.

     9.5 The Account of any Participant, his estate or beneficiaries, in the Trust Fund, or any separate trust or any payments under the Plan, shall not be subject to any debt, contract, obligation or liability or attachment, garnishment, levy or other legal process, and shall not be subject to pledge, assignment, conveyance or anticipation; except under a qualified domestic relations order. The Trustees shall establish reasonable procedures to determine the qualified status of domestic relations orders and procedures for administering distributions authorized by them. To be considered qualified a domestic relations order may not in general require: (a) the Plan to provide any type or form of benefit or option, not otherwise provided in the Plan; (b) the Plan to provide increased benefits, and; (c) payment of benefits to an alternate payee that are required to be paid to another alternate payee under another domestic relations order previously determined to be qualified. In the case of a domestic relations order entered before January 1, 1985, the Trustees are to treat the order as a qualified domestic relations order if, pursuant to the order, benefits are being paid on January 1, 1985. If a qualified domestic relations order is pending when benefits are or would be in pay status, payment is to be deferred for the eighteen (18) month period beginning on the date the first payment is due under the order, unless the order is determined to be a qualified domestic relations order before the end of the period.

     Payment to the alternate payee may be made on the earlier of: (1) the date a Participant is entitled to a distribution from the Plan; or (2) the later of
(i) the date the Participant
reaches age fifty (50), or (ii) the earliest date the Participant could receive benefits if he had terminated employment, whether or not the Participant has in fact terminated employment.

     9.6 The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by this Plan.

     9.7 Whenever not contrary to the sense of this Agreement, the masculine shall include the feminine and vice versa, and the singular shall include the plural and vice versa.

     9.8 No amendment shall be effective to the extent that it has the effect of decreasing a Participant's benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under
Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

     9.9 For purposes of the Plan, the Named Fiduciary shall mean the Employer, the Trustee, the Plan Administrator (if other than the Employer) and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him/her/it under this Plan and/or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

                                   ARTICLE X

                AMENDMENT, TERMINATION, MERGER AND CONSOLIDATION


     10.1 USI Insurance Services Corp. reserves the right at any time, and from time to time, by action of its Board of Directors in the form of a written resolution, to alter, amend and modify, in whole or in part the provisions of the Plan and the Trust Agreement and all Employees and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of directly or indirectly divesting the interest of any Participant in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment or the interest of any beneficiary or spouse as such interest existed immediately prior to the effective date of such amendment. Furthermore, it shall be impossible, notwithstanding anything in the Plan to the contrary, for any part of the corpus or income of the Fund, at any time, to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their beneficiaries.

     10.2 The Plan and Trust forming part of the Plan may be terminated by USI Insurance Services Corp., by action of its Board of Directors by delivering to the Trustees a Certi-fied Copy of Resolution of the Board of Directors to that effect. In the event of a termination, partial termination or complete discontinuance of contributions or in the event the Company is dissolved, liquidated or adjudicated to be bankrupt, the interests of all Affected Participants, their estates and beneficiaries in the Participant's accrued benefits shall vest fully and distribution shall be made to them in accordance with the directions of the Trustees, either immediately as Qualified Joint and Survivor Annuities, when required or in single sum or the Trust shall continue and distribution shall be made in the same manner as if the Plan had continued. In the event that any entity that has adopted this Plan terminates its participation therein by appropriate resolution of its Board of Directors such termination shall be effective only with respect to the terminating entity. For purposes of this section, the term "Affected Participant" shall mean any person who has an account balance under the Plan at the date of its partial or complete termination.

     10.3 In the event that the Company shall be merged into or consolidated with any other corporation or substantially all of the assets of the Company shall be acquired by any other corporation, the corporation formed or resulting from such merger or consolidation, or the corporation so acquiring substantially all of the assets of the Company, if it shall so elect in writing, and upon consent of the Company, by action of its Board of Directors, shall be substituted for the Company under the terms hereof, and upon such substitution shall succeed to all the Company's rights, powers, privileges and obligations hereunder; and each Participant shall be entitled to receive a benefit after the merger or consolidation which is at least equal to the value of the benefit such Participant would have been entitled to receive prior to the merger or consolidation.

     In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other Plan after the enactment of the Pension Reform Act of 1974, each Participant in the Plan shall (if the Plan is then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     10.4 Elective Deferrals, Qualified Employer Deferral Contributions, and income thereto, shall be distributed to Participants or their beneficiaries as soon as administratively feasible after any of the following:

          (a) termination of the Plan, provided that neither the Employer nor an Affiliated Employer maintains a successor plan;

          (b) the sale to an entity that is not an Affiliated Employer of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed;

          (c) the sale to an entity that is not an Affiliated Employer, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.

     10.5 Except as permitted by regulations, no Plan amendment or transaction such as a merger, plan transfer or similar transaction shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the Effective Date of the Plan or the later of the adoption date or effective date of an amendment to the Plan. "Section 411(d)(6) protected benefits" are benefits described in Section 411(d)(6)(A) of the Code, early retirement benefits and retirement-type subsidies, and optional forms of benefit. This paragraph shall apply to a prior plan or plans sponsored by the Company or any one of its subsidiaries or affiliates, the assets of which have been transferred to this Plan. Such prior plan or plans shall be referred to herein as a "Predecessor Plan".

                                   ARTICLE XI

                              LOANS TO PARTICIPANTS


     11.1 Upon proper application in writing on forms supplied by the Trustees or the individual or committee they designate as administrator of the loan program, loans shall be made available from the Fund on a reasonably equivalent and non-discriminatory basis to Participants who are not Shareholder-Employees or Owner-Employees. For purposes of the loan provisions, no loan shall be denied if the Participant agrees to the terms and conditions of repayment as set forth in these provisions.

     11.2 Each loan made pursuant to Section 11.1 shall bear interest equally applicable to all Participants at the time the loan is made and both principal and interest shall be repayable to the Participant's Account over a reasonable period of time not to exceed five (5) years, although any loan used to acquire a dwelling which is used or is to be used within a reasonable time as the principal residence of a Participant shall be repayable over a reasonable period of time. The determination as to whether a dwelling is to be used as a principal residence of the Participant shall be ascertained by the Trustees at the time the loan is made. The loan shall bear a reasonable rate of interest, commensurate with the interest rate charged by local lending institutions for loans secured by savings accounts made under similar circumstances to individuals, and have a reasonable repayment schedule. However, such loan must be amortized in level payments, either by payroll deduction or other approved method, made not less frequently than quarterly, over the term of the loan, although repayment or acceleration of the loan prior to the end of the commitment period is not precluded. If the prevalent interest rate exceeds any state usury laws at any time, the loan program shall be suspended until current interest rates are no longer in violation of such laws. The conditions for the repayment of the loan shall be fixed at the time the loan is made.

     11.3 The amount of the loan when added to the balance of any outstanding loan or loans cannot exceed the lesser of (a) $50,000, reduced by the excess (if any) of: (1) the highest outstanding balance of loans from the Plan during the one-year period ending the day before the date on which such loan was made; over
(2) the outstanding balance of loans from the Plan on the date on which such loan was made; or (b) one-half of the present value of the Participant's vested interest as of the Anniversary Date preceding the date of such loan.

     No more than fifty percent (50%) of the present value of a Participant's vested Account, segregated Account, or vested accrued benefit, as of the date of the loan, may be considered by a Plan as security for the outstanding balance of all Plan loans made to that Participant. If fifty percent (50%) of the Participant's Account or accrued benefit, used as security for Participant loans, does not satisfy the Participant's outstanding obligation in the event of default, the Trustees shall require additional security. Such security as of the date of the loan, pledged to the Plan, must be of a kind that may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan; the value and liquidity of which security is such that it may reasonably be anticipated that loss of principal or interest shall not result from the loan. In addition, any current active Participant who does not consent to repayment of the loan by regular payroll deduction, shall be required, in order to qualify for a loan, to produce evidence of financial hardship, creditworthiness, ability to repay the loan and to satisfy any other criteria taken into consideration by a commercial lender for a similar loan in a normal commercial setting.

     11.4 In the event that any loan to a Participant has not been repaid within five (5) years, as required, it shall be treated as in default and for any loan that is unpaid on the date a distributable event occurs in the Plan, foreclosure on the note and attachment of the security shall take place. On such date that benefits become payable to him, his beneficiary or beneficiaries, or his estate, the amount of the unpaid loan shall thereupon become due and payable, and the amount thereof, together with any interest thereon, shall be deducted from the amount of distribution otherwise payable. Action to reduce a Participant's Account by the amount of a loan in default may be delayed at the discretion of the Trustees or loan administrator until the latest of any distributable event such as Normal Retirement or the date foreclosure on any security is concluded. However, if the Trust shall be subject to loss of principal or interest or any income used to fund additional benefits, the Trustees or loan administrator shall take all necessary steps to enforce the security interest as soon as feasible after the close of the Plan Year in which default occurs.

     A Participant who is married must obtain the consent of his or her spouse, if any, to use of the Account balance as security for the loan of any portion of his Account that is subject to the survivor annuity requirements of Section 401(a)(11) of the Code. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, acknowledge the effect of the loan, and must be witnessed by a Plan representative or Notary Public. Such consent shall be thereafter binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan. However, no spousal consent shall be required if the total vested accrued benefit, subject to the security for the loan is less than (or at the time of any prior distribution or loan never exceeded) $3,500.

     11.5 All rules of the Trustees pertaining to loans shall be uniformly and consistently applied to all Participants in similar circumstances and shall not be made available on a basis which discriminates in favor of Employees who are officers, shareholders or Highly-Compensated Employees.

     11.6 For purposes of the rules set forth in this Article XI, any plan of any company which, along with the Company, is part of a controlled group of corporations, commonly controlled trades or businesses and affiliated service group shall, along with this Plan be treated as plans of a single employer and thus shall be treated as one plan.

                                  ARTICLE XII

                          ACCEPTANCE OF ROLLOVER AMOUNT


     *12.1 Any Employee of the Company or Participant under this Plan who was a member of a qualified profit sharing and/or pension plan of another company, or was a Participant in a qualified profit sharing plan and/or pension plan of this Company, and received a distribution of the vested portion of his account in such plan or plans may file a written petition with the Trustees requesting that the Trustees accept such distribution amount as a Rollover into the Trust Fund. The Trustees, in their sole discretion, shall determine whether or not such Employee or Participant shall be permitted to contribute this Rollover Amount to the Trust. Any written petition filed pursuant hereto shall set forth the amount of such Rollover Amount, the nature of the property contained in the Rollover Amount and a statement, satisfactory to the Trustees, that such contribution constitutes a Rollover Amount within the meaning set forth in ERISA or the Code, subsequent legislation and the Income Tax Regulations thereto. In the event the Trustees permit the Employee or Participant to contribute a Rollover Amount, said Amount shall become part of the general Trust Fund or segregated from the other assets of the Trust Fund as the Trustees, with the consent of the Employee or Participant, may determine.

     (a) For a Rollover Amount which becomes a part of the assets of the Trust Fund, the Trustees shall maintain a separate record with respect to the Rollover Amount received from an Employee; and, on behalf of a Participant, a separate record of the Rollover Amount shall be maintained in addition to the regular Account for said Participant. All contributions by the Company and a Participant shall be allocated to the regular Account of a Participant and the adjustments of the Account required by Section 5.2 of the Plan shall be made separately to the regular Account and the Rollover Amount of the Participant or the Rollover Amount alone of an Employee.

     (b) Notwithstanding anything contained herein to the contrary, if a Rollover Amount, which becomes a part of the assets of the Trust Fund, includes any employee contributions to a corporate or other retirement Plan, a separate accounting must be maintained for such portion of the Rollover Amount that represents employee contributions in addition to a separate record maintained for the portion of the Rollover Amount attributed to another company's contributions.

     (c) Any Rollover Amount received from an Employee or Participant that is segregated from the other assets of the Trust, any portion of the Rollover Amount attributable to Employee contributions whether segregated or not from the other assets of the Trust and any income, gain, loss or expense attributable to such amount, or portion of the amount shall be separately credited or charged to such Employee's or Participant's Account, in the same manner as the allocations made under Article III, Sections 3.8 and 3.9 of the Plan.

     In lieu of the vesting provisions of this Plan, the Rollover Amount, as permitted herein, for an Employee or Participant shall immediately vest in full and together with all increases and decreases in the value thereof, shall not be forfeitable for any reason whatsoever.

     (d) The Plan shall not accept direct transfer of assets in connection with a merger, spinoff or conversion of a plan, or receive a direct transfer of assets, solely with respect to a Participant, from a plan required to provide automatic joint and survivor annuity payments, unless (i) it shall not result in the elimination or reduction of this or any other Section 411(d)(6) protected benefit as described in Section 10.5 of the Plan, and (ii) there is an acceptable separate accounting between the transferred benefits and all other benefits under the Plan. A separate accounting is not acceptable unless gains, losses, withdrawals, contributions, forfeitures, if applicable, and other credits or charges are allocated on a reasonable and consistent basis between the accrued benefits subject to the survivor annuity requirements or the requirements of any other Section 411(d)(6) protected benefit, and other benefits. If there is an acceptable separate accounting between transferred benefits and other benefits under the Plan, only the transferred benefits are subject to the survivor annuity requirements and any other applicable requirements of Code Section 411 of the Code.

     (e) The Plan is prohibited from accepting any amounts as Rollover Amounts that were required to be distributed to a Participant from a qualified plan, tax-sheltered annuity or Individual Retirement Account (IRA) under the required distribution rules of Section 401(a)(9) of the Code.

     (f) Notwithstanding anything contained herein to the contrary, a Participant, in a manner prescribed by the Plan Administrator, shall notify the Trustees in writing of his election to withdraw part or all of his Account attributable to Rollover Amounts, subject to such restrictions contained in paragraph (d) above.

     (g) The Trustees may enter into merger agreements or direct transfer of assets agreements with the trustees under other tax-qualified retirement plans, including those involving an elective transfer, and may accept the direct transfer of assets from any such plan, or may transfer Plan assets, as a party to such agreement. The Trustees shall not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan.

     The Plan may accept a direct transfer of plan assets on behalf of any eligible Employee. If the eligible Employee is not an Active Participant when the transfer is made, the eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer contributions shall not be made for or allocated to the eligible Employee and he may not make any contributions, until the time he meets all of the requirements to become an Active Participant. The Plan shall hold, administer and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to the Plan is an elective transfer, the Plan shall apply the optional forms of benefit protections described in Article VI to all transferred assets. A transfer is elective if:

          (1) the transfer is voluntary, under a fully-informed election by the individual;

          (2) the individual has an alternative that retains his Section 411(d)(6) of the Code protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating);

          (3) the transferor plan is subject to Sections 401(a)(11) and 417 of the Code and the transfer satisfies the applicable spousal consent requirements, if any, under Section 417 of the Code;

          (4) the notice requirements under Section 417 of the Code, requiring a written explanation with respect to an election not to receive benefits in the form of a qualified joint and survivor annuity, are met with respect to the individual and spousal transfer election, if applicable;

          (5) the member has a right to immediate distribution from the transferor plan under provisions in the plan not inconsistent with Section 401(a) of the Code;

          (6) the transferred benefit is equal to the individual's entire nonforfeitable accrued benefit under the transferor plan, calculated to be at least the greater of the single-sum distribution provided by the transferor plan (if any) or the present value of the individual's accrued benefit under the transferor plan payable at the plan's normal retirement age and calculated using an interest rate subject to the restrictions of
     Section 417(e) of the Code and subject to the overall limitations of
     Section 415 of the Code;

          (7) the member has a one hundred percent (100%) nonforfeitable interest in the transferred benefit; and

          (8) the transfer otherwise satisfies applicable Income Tax
     Regulations."

     12.2 Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code. Loan repayments shall be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                                  ARTICLE XIII

                            BENEFIT CLAIMS PROCEDURE


     13.1(a) Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within thirty (30) days after receipt of the claim, notify the Participant or beneficiary of the denial of the claim. Such notice of denial (1) shall be in writing, (2) shall be written in a manner calculated to be understood by the Participant or beneficiary, and (3) shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (iv) an explanation of the claim review procedure, in accordance with the provisions of this Article XIII. Within sixty (60) days after the receipt by the Participant or beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the Participant or beneficiary may file a written request with the Plan Administrator that the Named Appeals Fiduciary conduct a full and fair review of the denial of the claim for benefits. The Named Appeals Fiduciary shall deliver to the Participant or beneficiary a written decision on the claim within thirty (30) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid thirty (30) day period shall be extended to sixty (60) days. Such decision shall (A) be written in a manner calculated to be understood by the Participant or beneficiary, (B) include the specific reason or reasons for the deci-sion, and (C) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

     (b) The "Named Appeals Fiduciary" shall be the person or persons named as such by USI Insurance Services Corp., or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board of Directors of the Company, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                  ARTICLE XIV

                                    ADOPTION


     14.1 The adoption of this restated Plan is conditioned upon the initial approval by the Internal Revenue Service of the Plan as a qualified Plan and the initial exemption of the Trust from income taxation under the applicable sections of the Code.


                             USI INSURANCE SERVICES CORP.


                             By:_____________________(SEAL)
                                  President




                             Attest:_____________________(SEAL)
                                  Secretary